Exhibit 10.40

LEASE TERM SHEET

THIS LEASE TERM SHEET is made a part of the attached Lease Agreement between Landlord and Tenant. Use of the following capitalized terms (indicated in bold type) in this Lease shall be deemed a reference to the information set out below.

•	Landlord:	Keystone-Centennial II, LLC
a North Carolina limited liability company
5410 Trinity Road, Suite 215
Raleigh, NC 27607
Attn: J. Patrick Gavaghan, Manager
Email: jpgavaghan@kscdevelop.com

•	Managing Agent:	Keystone Corporation
a North Carolina Corporation
5410 Trinity Road, Suite 215
Raleigh, NC 27607
Attn: Jim Little
Email: jlittle@kscdevelop.com

•	Tenant:	Argos Therapeutics, Inc.
a Delaware corporation

After Commencement Date:	Before Commencement Date:	Emergency Contact:

1010 Main Campus Drive	4233 Technology Drive	Name: Randal Goller
Suite ____	Durham, NC 27704	Tel: 919-641-2276
Raleigh, North Carolina 27607	Attn: Jeffrey D. Abbey	Email: rgoller@argostherapeutics.com
Attn: Jeffrey D. Abbey	Email: jabbey@argostherapuetics.com
Email: jabbey@argostherapuetics.com	With a copy to the General Counsel

•	Landlord Parties: Landlord, Managing Agent, and their respective officers, directors, managers, employees, and owners.

•	Tenant Parties: Tenant and its officers, directors, employees, and owners.

•	Brokers:
- Landlord's Broker: CBRE (Lee Clyburn)
- Tenant's Broker: N/A

•	Landlord's Lender: As of the date of determination, the beneficiary of any deed of trust which is a first lien against Landlord's interest in the Building.

•	NCSU: North Carolina State University

•	Campus: The NCSU Centennial Campus located in Raleigh, NC

•	Execution Date: The latest date of execution by Landlord and Tenant as reflected on the signature page of this Lease.

•	Land: Being all of Lot 1, containing 2.612 acres, more or less, as shown on that plat recorded in Book of Maps 2015, Page 145, Wake County Registry.

•	Building: That building located on the Land consisting of approximately 104,998 rentable square feet, identified as "Center for Technology and Innovation", and having an address of 1010 Main Campus Dr., Raleigh, NC. As used in this Lease, the term "Building" shall also include the Land and all other improvements, now located or subsequently constructed, on the Land.

•	Premises: 40,420 rentable square feet (approx.) in the Building consisting of

-- 31,532 rentable square feet (approx.) on the third floor, to be used as lab space
-- 8,314 rentable square feet (approx.) on the second floor, to be used as office space
-- 574 rentable square feet (approx.) on the ground floor, to be used for deliveries and shipments all as outlined on Exhibit A attached to this Lease.

•	Parking Spaces: 100 unreserved parking spaces (the "Minimum Number"), plus one additional unreserved parking space per permanent employees and long-term service providers (i.e,, service providers engaged for more than 30 days) over 100, (up to a maximum of 161 spaces) within the parking deck constructed as part of the Building and/or in the surface parking lot(s) serving the Building and located on the Land. To receive parking spaces over the Minimum Number, Tenant must give Landlord not less than 120 days advance written notice of the need for the additional space(s) and a certification of the number of permanent employees projected to be employed by Tenant as of the end of that 120-day period.

•	Permitted Use: Research laboratory and manufacturing operations related to cancer-related drugs and ancillary office use, along with other lawful uses reasonably related to or incidental to such specified use.

•	Improvements:
- Building Improvements: Described on Exhibit C attached
- Tenant Upfit: The interior space improvements for the Premises as reflected in the Approved Plans & Specs.
- Plans & Specs Deadline:
For Phase I:	January 15, 2017
For Phases II & III:	March 1, 2017
- Budget Approval Deadline: 15 days after the plans and specifications for the Tenant Upfit for the applicable Phase are mutually approved.
- Tenant Upfit Budget: The construction budget for the Tenant Upfit.
- Tenant Upfit Allowance: $1,616,800.00
- Phase I Space: The 1,484 rentable square feet (approx.) and 61 rentable square feet (approx.), both located on the third floor of the Building, and 283 rentable square feet (approx.) located on the second floor of the Building, all as more particularly shown on Exhibit A attached.
- Phase II Space: The 8,031 rentable square feet (approx.) of office space located on the second floor of the Building; 16,219 of rentable square feet (approx.) of manufacturing space located on the third floor of the Building; and 574 rentable square feet (approx.) of storage space located on the ground floor of the Building, all as more particularly shown on Exhibit A attached.
- Phase III Space: 13,768 of rentable square feet (approx.) of "Level 7 Clean Space" located on the third floor of the Building and more particularly shown on Exhibit A attached.

•	Construction Schedule: (See Exhibit E attached)

•	Term: From Commencement Date through Expiration Date.
- Commencement Date: The date on which Landlord delivers possession of the Phase I Space to Tenant following Substantial Completion of the Tenant Upfit for that Phase.
- Rent Commencement Date: The date on which Landlord delivers possession of the Phase II to Tenant following Substantial Completion of the Tenant Upfit for that Phase.
- Expiration Date: 123 months from the end of the Rent Commencement Date
- Renewal Option: As described in Exhibit B

•	Rent:
- Base Rent: Described in Exhibit F attached
- Per Diem Rent: $2,920.31

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- Rent Abatement: 50% of the Base Rent otherwise due shall abate during the first three months following the Rent Commencement Date; a total of $131,413.75 in Rent Abatement.
- Additional Rent (TICAM): Described in Section 5.3 (This is a NNN Lease.)
- Initial Advance Payment: $17,791.40 (The parties acknowledge that this is an estimated amount.)
- Tenant's Proportionate Share: The percentage obtained by dividing the rentable square feet of the Premises by the rentable square feet of the Building, as those figures may vary from time to time resulting from physical changes in the size of the Premises and/or Building, or changes in the character of space within the Building, which, as of the Rent Commencement Date is 38.51%.
- Holdover Rent Multiple: 1.5

•		Security Deposit Amount: Subject to the provisions of Exhibit G, $2,400,000.00

•		Rules & Regulations: The rules and regulations described on Exhibit H attached, as may be subsequently supplemented and modified by Landlord as provided in this Lease.

•	Insurance:
- Tenant Liability Coverage: $10,000,000.00 Combined Single Limit;
- Landlord Liability Coverage: $10,000,000.00 Combined Single Limit
- Business Interruption Insurance Coverage: 12 months Base Rent

•		Interest Rate: 12.0% per annum

•		Guarantor(S): N/A

•	Exhibits:	A - Premises Description
B - Renewal Option
C - Building Improvements
D - Tenant Upfit
E - Construction Schedule
F - Base Rent
G - Letter of Credit Terms & G-1 Form of Letter of Credit
H - Rules and Regulations
I - Itemized Inventory of Hazardous or Toxic Materials
J - Radioactive Materials/Radioactive Equipment Requirements
K - Lease Memorandum
L - Generator
M - Shared Utilities
N - Tenant's List of Personal Property

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Tenant's execution of this Lease shall be deemed an offer to lease and shall not be deemed accepted by Landlord until this Lease is executed by Landlord and a counterpart original returned to Tenant.

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LEASE AGREEMENT

THIS LEASE AGREEMENT (this "Lease") is entered into as of the Execution Date between Landlord and Tenant. Landlord, in consideration of the rents and covenants to be kept and performed by Tenant, leases to Tenant that certain property and improvements, more specifically described below, upon the following terms and conditions:

1. DEFINITIONS & RULES OF CONSTRUCTION.

1.1. Definitions. In addition to other terms defined in the Lease Term Sheet and elsewhere in this Lease, the following capitalized words and phrases shall have the indicated meanings in this Lease unless the context otherwise requires:

"ADA" refers to Title III of The Americans with Disabilities Act, Public Law 101-336 (July, 1990).

"Advance Payments" refers to the monthly payments of estimated Additional Rent paid by Tenant to Landlord as described in Section 5.3.3.

"Approved Plans & Specs" is defined Exhibit D.

"Alterations" means alterations, additions, or improvements in or to the exterior or interior of the Premises.

"Bidder" is defined Exhibit D.

"Change Order" is defined Exhibit D.

"Common Areas" refers those common areas of the Building necessary for ingress, egress, and parking. These areas include drives, sidewalks, and parking areas, along with any other areas which Landlord may, but is not obligated to, designate for common use by tenants.

"Deed of Trust" refers to the Landlord's Lender's security instrument, as of the date of determination.

"Environmental Laws" means any federal, state, or municipal law, ordinance, or regulation, now or subsequently enacted, relating to the existence, use, generation, storage, transportation, or disposal of Hazardous Substances and/or other environmental conditions.

"Expenses" means all direct costs of operation and maintenance of the Building as determined by GAAP, including those described in Section 5.3.1.

"Event of Default" is defined in Section 17.1.

"GAAP" refers to generally accepted accounting principles, consistently applied.

"Ground Lease" that "Ground Lease Agreement", dated August 13, 2015, entered into by The Board of Trustees of the Endowment Fund of North Carolina State University, as ground lessor, and the Landlord, as tenant.

"Hazardous Substances" means flammables, explosives, radioactive materials, asbestos, polychlorinated biphenyls (PCBs), chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, petroleum and petroleum products, biological and medical wastes, samples, or substances, and substances declared to be hazardous or toxic under any law or regulation now or hereafter enacted or promulgated by any governmental authority. "Hazardous Substances" shall also include any mold, fungus, or spores, if such mold, fungus, or spores poses a risk to human health or the environment, whether or not such is classified as a "hazardous material" under any Environmental Laws.

"Insolvency Proceeding" refers to: (i) Tenant’s assignment for the benefit of creditors; (ii) Tenant’s written admission of an inability to pay its debts as they become due or failure, generally, to pay its debts as they become due; (iii) Tenant’s filing or consenting to the filing of any petition in bankruptcy, reorganization, or other proceeding under the Federal Bankruptcy Act or any other law, now or subsequently in effect, relating to the reorganization or the arrangement or readjustment of its debts; (iv) Tenant’s consent to the appointment of a receiver, liquidator, or trustee for any of its properties; (v) the entry of a court order appointing a receiver, liquidator, or trustee for all or a substantial part of Tenant’s property; or (vi) any other voluntary or involuntary act of insolvency by Tenant.

"Letter of Credit" is defined in Section 6.1.

"Phase" refers to the Phase I Space, the Phase II Space, and/or the Phase III Space as the context requires.

"Reasonable attorneys' fees" refers to those fees actually charged by the attorney based upon time actually spent, at customary and reasonable charges normally incurred for those type of services, as opposed to any statutory presumption which may then be in effect.

"Security Deposit" is defined in Section 6.1.

"Statement" refers to Landlord's itemized statement of any Additional Rent due from Tenant.

"Successor" refers to the successor to Landlord's interest in the Premises, whether by sale, lease, foreclosure, or in any other manner.

"Upfit Costs" refers to the costs and expenses incurred in designing and/or constructing the Tenant Upfit.

1.2. Rules of Construction. The following rules shall be followed in interpreting the provisions of this Lease: (a) all attached Exhibits are incorporated into this document by reference and are made a part of this Lease. The inadvertent failure to attach any Exhibit described in this Lease to the fully executed Lease shall not render this Lease invalid, incomplete, or ineffective in any way. Upon notice from one party to the other, Landlord and Tenant shall cooperate in good faith to provide any missing information regarding the missing Exhibit, and each shall append the missing Exhibit to their respective executed original of this Lease. The term "Lease" shall be deemed to include all such Exhibits and any other documents expressly incorporated, by reference, into this Lease; (b) this Lease constitutes the entire and exclusive agreement between the parties on the Transaction and supersedes any and all prior agreements, arrangements, and understandings, whether written, oral, electronic, or otherwise, between the parties on the Transaction; (c) all words and phrases shall be construed to include the singular or plural number, and the masculine, feminine, or neuter gender, both as the context requires; (d) the captions and headings are for convenience only and in no way define, limit, or describe the scope or intent of any provisions of this Lease; (e) all references to "Sections" are references to sections of this Lease unless some other reference is established; (f) the term "include" or "including" shall be deemed to mean "without limitation"; (g) this Lease may be executed in any number of counterparts with the same effect as if all parties had signed the same document. All counterparts shall be construed together and shall constitute one Lease; (h) any statutory reference in this Lease shall include a reference to any successor to such statute and/or revision thereof; (i) any reference to an agreement shall, unless otherwise indicated, include a reference to such agreement as amended, restated, or otherwise modified from time to time; (j) this Lease shall be construed as having been drafted by both parties, jointly, and not in favor of or against one party or the other; (k) the term "person" and words importing persons shall include firms, associations, partnerships, joint ventures, trusts, corporations, limited liability companies, public and governmental bodies, and other legal entities, agencies, or instrumentalities, as well as natural persons; (l) this Lease shall be deemed executed and completed in North Carolina and, along with all matters (including torts) relating to or arising out of this Lease or the relationship of the parties under this Lease, shall be construed in accordance with the laws of North Carolina, without giving effect to its conflict of laws principles; (m) All accounting terms not otherwise specifically defined in this Lease shall be construed in accordance with GAAP; and (n) whenever an action to be taken under this Lease must be "reasonably" approved or is subject to "reasonable" consent or approval, "reasonably" and "reasonable" shall, in each instance, mean such consent/approval shall not be unreasonably withheld, conditioned, or delayed. If a party's consent/approval is not so qualified, that party may withhold its consent/approval in its sole discretion.

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2. PREMISES.

2.1. Premises. The property leased to Tenant is the Premises located in the Building as described in the Lease Term Sheet. Unless specifically provided to the contrary elsewhere in this Lease, the term "Premises" shall consist of only that interior space located within the perimeter described on Exhibit A (including the interior portions of the wall surfaces, ceiling and floor). The Premises shall not include the roof, roof membrane or any exterior wall surfaces (other than exterior glass), and, except as may otherwise be provided in this Lease, Tenant shall have no right to occupy or otherwise use those areas except as contemplated by the Tenant Upfit or as otherwise reasonably approved by the Landlord.

2.2. Common Area. The Premises are leased to Tenant together with a non-exclusive license to use the Common Areas. Unless specifically provided elsewhere in this Lease, Tenant shall have no parking spaces marked exclusively for its use and shall observe restricted parking areas designated by Landlord; provided, however that Landlord shall not oversubscribe parking within the parking areas serving the Building nor otherwise do or permit anything that would unduly interfere with the express parking rights granted to Tenant herein and shall not grant reserved parking to any other tenant without granting commensurate reserved parking to Tenant. Landlord does not grant any easement for light, air, or view. Provided they do not materially affect Tenant's use of the Premises, access or parking rights, Landlord, from time to time, may change the size, location, nature, and use of any of the Common Areas, convert Common Areas into leasable areas, construct additional parking facilities (including parking structures) in the Common Areas, and increase or decrease Common Area land and/or facilities. Landlord shall use all commercially reasonable efforts to minimize any impact on Tenant's business operations in the Premises, access, and/or parking rights during Landlord's exercise of the foregoing rights. Tenant acknowledges that such activity may result in inconvenience to Tenant. Tenant shall not unreasonably interfere with the rights of Landlord, other tenants or any other person entitled to use the Common Areas for the purposes for which those areas were designed.

2.3. Right to Relocate. Intentionally Omitted

3. TERM.

3.1. Duration. Subject to a prior termination as provided in this Lease, this Lease shall be binding and effective as of the Execution Date and shall remain in effect for the Term.

3.2. Early Occupation. Provided it does not cause undue interference or delay in Landlord's completion of the Tenant Upfit, Tenant may (prior to the Commencement Date and without incurring any liability for payment of Rent or other charges), place and install its personal property, equipment, and trade fixtures, in any part of the Premises, at Tenant's sole risk and expense. All other provisions of this Lease shall be applicable to this early occupation by Tenant. Occupation pursuant to this subsection shall not be deemed "taking possession" by Tenant.

3.3. Early Termination. Landlord and Tenant acknowledge that: (i) NC State Non-Woven Fabrics Institute (the "Institute") will be a tenant in the Building, and that the Building has been designed to accommodate substantial industrial equipment that will be utilized by that tenant; and (ii) Tenant needs additional time to determine whether the noise and/or vibrations generated by the Institute's operations will prevent it from getting the required FDA approval for its intended use of the Premises (the "FDA Approval"). To assist Tenant in making that determination, Landlord shall promptly make all sound testing reports, architectural and engineering designs, and similar materials it has for the Building (including the Institute's space) to Tenant. Notwithstanding anything in this Lease to the contrary, if Tenant, in its reasonable discretion, determines that the noise and/or vibrations generated by the Institute's operations will prevent Tenant from getting the FDA Approval, Tenant may terminate this Lease by giving written notice of termination to Landlord before February 1, 2017. Upon a timely termination of this Lease by Tenant: (i) Landlord shall return the Security Deposit to Tenant; and (ii) Tenant shall be obligated to reimburse Landlord for all costs incurred to the date of Landlord's receipt of that termination in designing and engineering the plans for, and constructing the Tenant Upfit in the Premises (collectively, the "LL Incurred Costs"). Promptly after receipt of the notice of termination, Landlord shall send Tenant a written itemization (with reasonable supporting documentation as requested by Tenant) of the LL Incurred Costs to be reimbursed. Reimbursement of the LL Incurred Costs shall be due from Tenant within 30 days of its receipt of the itemization of the LL Incurred Costs. Any dispute with respect to the LL Incurred costs to be reimbursed shall be resolved by arbitration as contemplated under Section 31.8.

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3.4. Option to Renew. Tenant shall have two option to renew this Lease as provided in Exhibit B attached.

4. CONDITION AND USE OF PREMISES.

4.1. Condition of Premises. Except as expressly provided in this Lease (e.g. Section 7.4), none of the Landlord Parties or Landlord's agents has made any representations with respect to the Premises, the Building, or any other tenants (past, present, or future) that are not set forth in this Lease. Tenant represents that it has made or will, prior to occupancy, make its own inspection of and inquiry regarding the condition of the Premises and the Building and is not relying on any representations of the Landlord Parties or Landlord's Broker that are not set forth in this Lease. Except as otherwise provided in this Section taking possession of the Premises by Tenant shall be conclusive evidence, as against Tenant, that Tenant accepts the Premises and the Building (including the Common Areas) "as is"; that the Premises contains the number of rentable square feet reflected in the Lease Term Sheet; and that the Premises and the Building (including the Common Areas) were in good and satisfactory condition at the time of taking possession and suitable for the Permitted Use. Notwithstanding the preceding to the contrary, Landlord represents that, as of the Commencement Date, to the best of its knowledge: (i) the Building (including Phase I Space) and Common Areas will comply with all applicable legal requirements of any governmental or quasi-governmental body; provided that Landlord makes no representations as to any compliance with any US FDA regulations ; (ii) neither the Premises nor the Building contains any Hazardous Substances in violation of any Environmental Laws, (both as later defined); and (iii) all Building systems will be in good working order and condition as of the Rent Commencement Date. This representation shall be deemed repeated by Landlord for the applicable Phase as of that Phase's delivery date.

4.2. Use of Premises. The Premises shall be used and occupied by Tenant for the Permitted Use and for no other purpose. Tenant may not use any of the Premises for any illegal or unlawful purpose and may not cause or permit a nuisance to be created or maintained on the Premises including noises of such a level as to disturb others in the Building. Upon discovering any unlawful use within the Premises, Tenant shall immediately take action to halt that activity. Tenant will be responsible for resolving any EMF interference or wireless internet service interference caused by it, and, upon Landlord's request, may be required to password-protect its Wi-Fi service. Landlord shall similarly require any other tenant or occupant of the Building to resolve any EMF interference or wireless internet service interference caused by the installations of such other tenant or occupant and affecting Tenant's systems. Tenant's use of the Premises and the Common Areas shall comply with the Rules & Regulations and all use restrictions applicable to subtenants under the terms of the Ground Lease. Tenant's use may not increase the fire insurance premiums on the Building or make that insurance unavailable to Landlord. Tenant's use of the Premises shall also be subject to the Rules & Regulations. Landlord shall not conduct building operations and shall not permit another tenant to use the Building for any purpose that would interfere with Tenant’s ability to obtain or maintain U.S. FDA approval to manufacture on the Premises.

4.3. Compliance. Throughout the Term of this Lease, Tenant shall comply with:

(a) all applicable legal requirements of any governmental or quasi-governmental body (including City, County, State, and Federal boards) having jurisdiction respecting any operation conducted or any equipment installations or other property placed upon, in, or about the Premises;

(b) the terms of the Ground Lease applicable to subtenants and all rules and regulations of NCSU and the NCSU Public Safety Office in effect during the Term (including all hazardous materials regulations, signage regulations, and other restrictions, guidelines or regulations affecting the Campus).

Tenant and any subtenant of the Premises shall adhere to all reasonable emergency plans (including plans relating to fire, safety, events of terrorism, and any other contingencies) of NCSU. Tenant's compliance shall be for the benefit of Landlord and NCSU. Upon discovering any violation of this Section, Tenant shall promptly take all necessary remedial action.

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4.4. ADA Compliance. Landlord warrants that, to the best of its knowledge, as of the Commencement Date, the Phase I Space, the Common Areas, and the Building shall comply with all applicable laws and regulations dealing with access by individuals with disabilities, including the ADA. This representation shall be deemed repeated by Landlord for the applicable Phase as of that Phase's delivery date. Thereafter, to the extent that: (i) the Premises do not comply with the ADA; (ii) such non-compliance relates to or arises out of Tenant's particular use, operations, or Alterations (as defined below); and (iii) modification of the Premises is required in order to comply with law, Tenant shall, at its sole expense, take all reasonable steps to modify the Premises to comply with the ADA. Otherwise, Landlord shall, subject to the provisions of Section 4.3, be responsible for keeping the Premises, the Common Areas, and the Building (exclusive of Alterations) in compliance with the ADA.

4.5. Licenses. Throughout the Term of this Lease, Tenant shall obtain and maintain all licenses, permits, and other governmental approvals necessary for the operation of the business conducted by it at the Premises.

4.6. Building Changes/Additions. Landlord may at any time and without liability to Tenant construct additional buildings and change, alter, remodel, or remove any of the improvements in the Common Areas, and install in or through the Premises any wiring, piping, ducts, or conduits necessary for the service of the Premises, or other buildings in the Building. Notwithstanding the foregoing, all such wiring, piping, ducts or conduits shall be installed behind walls, under floors, and/or above ceilings in the Premises and shall not interfere with installations previously made by Tenant in such areas nor reduce the usable square footage of the Premises. Further, Landlord shall not materially impair, and shall use all commercially reasonable efforts to minimize any impact on, Tenant's business operations in the Premises during and as a result of Landlord's exercise of the foregoing rights, including coordinating any necessary shut-down or interruption in utilities with Tenant to the fullest extent possible.

5. RENT.

5.1. Base Rent. Commencing on the Rent Commencement Date and continuing for the remainder of the Term, Tenant shall pay to Landlord the Base Rent set out in Exhibit F. The Installment Amounts of Base Rent (as reflected in Exhibit F), as well as payments of Additional Rent, shall be payable without previous demand, and without offset or deduction, except as otherwise set forth in this Lease, in advance, on or before the first day of each month, at the office of Landlord at the address given in the Lease Term Sheet or such other address as Landlord notices Tenant in writing. If the Rent Commencement Date is a day other than the first day of the month or if the Term ends on a day other than the last day of the month, Base Rent for any partial month of the Term shall be pro-rated on a per diem basis.

5.2. Rent Abatement. The Rent Abatement is being given by Landlord in anticipation that Tenant faithfully fulfills all of its obligations for the first 123 months of the Term. Upon an Event of Default occurring during that period, the Rent Abatement shall be forfeited and Landlord shall be entitled to recover the Rent Abatement from Tenant, in addition to other rights and remedies available to it as a result of the Event of Default.

5.3. Additional Rent. Tenant shall pay Landlord Additional Rent in amounts and in the manner as described below:

5.3.1. Expenses. "Expenses" shall include all direct costs of operation and maintenance of the Building as determined by GAAP and shall include by way of illustration:

(i) Taxes. Amounts paid by Landlord for real estate taxes, special assessments, or any governmental charges which may be levied or assessed against the Building. "Taxes" shall specifically exclude Landlord's income and/or franchise taxes and tax penalties, and/or any other taxes that are personal to Landlord, such as inheritance, estate or gift taxes.

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(ii) Utilities. Amounts paid by Landlord for electricity, heating and air conditioning, telephone in the elevator, and other utilities for the Common Areas of the Building. Amounts paid by Landlord for water and sewage services used at the Building, including the Common Areas, the Premises, and all other tenant space unless separately metered or specifically attributable to another tenant.

(iii) Insurance. Amounts paid by Landlord for all premiums for insurance required by this Lease or otherwise deemed by Landlord to be reasonable property and liability insurance coverage with respect to the Building.

(iv) Maintenance. The reasonable cost of wages, including associated payroll taxes, insurance and fringe benefits, of persons employed by Landlord in connection with the operation or management of the Building, with such costs allocated to the Building in proportion to share of such person(s)’ overall time allocated to the Building, including management personnel at or below the level of Building manager, secretaries, security guards (if any), janitors, carpenters, painters, laborers and other office, maintenance, security, janitorial or general cleaning personnel. The reasonable cost of services furnished by independent contractors with respect to the operation, repair, maintenance, security or cleaning of the Building. The reasonable cost of materials, tools and equipment, including toilet room supplies, fluorescent and incandescent lamps, filters, cleaning supplies and maintenance items, purchased by Landlord in providing Services (as later defined).

(v) Operating Expenses. Reasonable amounts paid by Landlord for all direct costs of operations and maintenance (not otherwise specified above) as determined by GAAP. These shall include the following costs by way of illustration, but not limitation: Payroll expense associated with personnel directly providing operational and maintenance services, fuel, security, management fees (not to exceed 5% of base rents payable to Landlord by tenants and occupants of the Building in any given year), legal and professional fees (except as specifically excluded), maintenance costs (including Building and grounds), plumbing, heating, electrical, air conditioning and cleaning (including janitorial services, supplies, rubbish and snow removal).

"Expenses" shall specifically exclude costs incurred for making installations, replacements or alterations to the Building which under GAAP are properly classified as capital expenditures; costs of correcting latent or structural defects in the Building (including defects in the roof or Building systems, such as the HVAC), Common Areas or Premises; costs of capitalized equipment; depreciation on the Building or any Building equipment or systems; ground lease rental payments, loans, and/or mortgage principal and interest; expenses associated with mortgaging, refinancing or selling the Building or incurred in connection with a dispute with any lender or purchaser of the Building (including legal or professional fees incurred in connection with such); costs of negotiating or enforcing leases or incurred in connection with disputes with any tenants or occupants of the Building (including legal or professional fees incurred in connection with such ); marketing and leasing expenses including broker commissions; Landlord's "overhead" or general administrative expenses; expenses otherwise reimbursable by specific tenants or occupants of the Building or other third parties or through insurance proceeds; expenses for the purpose of renovating or restoring any tenant space in the Building; charitable or political contributions of Landlord; costs of executive compensation (including salaries or benefits of any kind) for any personnel above the level of Building manager; costs to operate any commercial concession in the Building; costs of paintings, sculptures or artwork for the Building; tax penalties or interest charged as a result of Landlord's failure to timely pay any amounts due or resulting from Landlord's negligence or willful misconduct; costs of investigating or remediating Hazardous or Toxic Materials at the Building (provided such shall not limit Landlord's rights under Section 29); and any costs attributable to services (or above-standard service levels) that are not generally provided or available to all tenants and occupants of the Building, or that specifically are not available to Tenant, or which are generally available only at additional expense.

5.3.2. Gross Up. In any calendar year in which the leasable area of the Building is not fully occupied for the entire year, the Expenses (other than Taxes and Insurance (described above) and any other Expenses that do not vary with the level of occupancy) shall be "grossed up" as if the Building were 100% occupied for the entire calendar year. The gross up shall be based upon Landlord's reasonable projections of the variable Expenses expected to be incurred if the Building were totally occupied for the entire calendar year, as determined under GAAP and in accordance with sound commercial office building management practices. Landlord shall have the duty during the Term to be reasonable in its selection of persons providing services to the Building, taking into consideration the services required and their cost within the Raleigh, North Carolina area.

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5.3.3. Payment. For each calendar year during the Term, Tenant shall pay to Landlord, as Additional Rent, Tenant's Proportionate Share of the Expenses incurred by Landlord in that calendar year. If the Term does not cover an entire 12 months for a particular calendar year, the amount of Additional Rent due from Tenant for that calendar year will be adjusted proportionately on a per diem basis. From the Rent Commencement Date through the end of that calendar year, Tenant shall pay the Initial Advance Payment of Additional Rent each month. Thereafter, with each Base Rent payment during the Term, Tenant shall pay Landlord an Advance Payment which shall equal one-twelfth of the amount of Tenant's Proportionate Share of the Additional Rent, if any, anticipated for the upcoming calendar year as a credit against Additional Rent due for that calendar year. At any time during the calendar year Landlord may increase the amount of the monthly Advance Payments for that year to account for unexpected increases in Expenses by providing at least 30 days' prior written notice to Tenant; provided that (i) Landlord shall not make more than one such mid-year adjustment in any calendar year, (ii) Landlord must have a reasonable basis for such increase, and (iii) such increase shall not exceed 10% of the Advance Payments originally set for that year. All Advance Payments shall be credited to Tenant's account for the applicable calendar year. Within 120 days after the end of each calendar year, Landlord shall send Tenant a Statement as to the Additional Rent due for the preceding calendar year, which shall include a reasonable description of any gross up calculations and all Advance Payments to be credited to Tenant. Any deficiency in the Advance Payments shall be noted in the Statement and paid by Tenant within 30 days after it receives or is deemed to have received the Statement. Any excess in the Advance Payments shall be applied to the Additional Rent obligation otherwise due in the ensuing calendar year, or, if this Lease has been terminated or has expired and the excess has not been otherwise applied by Landlord to cure an Event of Default (as defined below), that excess shall be refunded to Tenant with the Statement for that year. Tenant's obligation to pay Additional Rent and Landlord's obligation to refund any excess Advance Payments, as the case may be, accruing through the date of expiration or any early termination of this Lease shall survive that expiration/termination.

5.3.4. Inspection of Books and Records. At any reasonable time, but no more than once in each calendar year, Tenant shall be entitled to inspect all of Landlord's records necessary to reasonably satisfy itself that all charges have been correctly allocated to Tenant. Tenant must give Landlord at least five business days' prior written notice before exercising this inspection right. The inspection shall be conducted at Landlord's business office during Landlord's regular business hours and shall be limited to either or both of the two immediately preceding calendar years. Tenant shall be entitled to obtain an audit by an independent certified public accountant or such representative of Tenant as Tenant shall otherwise select (provided that such representative shall not, in any event, be compensated on a recovery or contingency fee basis and shall otherwise be reasonably acceptable to Landlord) to determine the accuracy of Landlord's certification of the amount of Additional Rent charged to Tenant. Tenant shall bear the total cost of any such audit, including reimbursing Landlord for any out-of-pocket expenses (e.g., photocopying charges, accountant's fees, etc.) reasonably incurred by Landlord in connection with Tenant's audit. Notwithstanding the preceding to the contrary, if the audit reveals that Tenant's Proportionate Share of Expenses for such calendar year was overstated by more than 5%: (i) Landlord shall reimburse Tenant for the reasonable costs incurred by Tenant in conducting the audit (to be reimbursed to Tenant within 30 days following Landlord's receipt of written demand from Tenant, along with reasonable supporting documentation); and (ii) Tenant shall have no obligation to reimburse Landlord for its out-of-pocket expenses incurred in connection with such audit. Any deficiency/overpayment determined by the audit shall be paid by/refunded to Tenant within 30 days after acceptance of the results of the audit by Landlord, which shall not be unreasonably withheld or delayed. In no event shall Tenant have any right to examine Landlord's books and records while Tenant is in default under the terms of this Lease. As an express condition of Tenant's rights under this Section, Tenant shall and shall use commercially reasonable efforts to ensure that its auditors shall keep the existence of the audit, any and all financial information obtained from the audit, and the results of its audit confidential except to the extent necessary to resolve any dispute between Landlord and Tenant relating to the Expenses or to satisfy public reporting requirements. A breach of this confidentiality obligation shall automatically be an Event of Default (i.e., Tenant shall have no right to notice of, or right to cure, that breach) and Tenant shall forfeit all rights to conduct any further audits pursuant to this Section.

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5.4. Dispute in Additional Rent. If Tenant disputes any billing for Additional Rent, at any time prior to the date that is more than 18 months after Tenant's receipt of the Statement in dispute, Tenant may serve written notice on Landlord demanding arbitration of the dispute. As an express condition precedent to invoking arbitration, Tenant must have paid the entire amount of Additional Rent set out in the Statement (including the amount disputed) to Landlord, subject to any later adjustment as may be ordered in the arbitration decision. Failure to timely pay the Additional Rent shall render any demand for arbitration absolutely void and shall constitute an Event of Default. If there is no timely demand for arbitration and/or payment as contemplated in this Section, the applicable Statement rendered by Landlord shall be deemed correct in all respects and shall no longer be open to challenge by Tenant.

5.5. Stamp, Use, Sales Tax Adjustment. Should any governmental authority having jurisdiction over the Premises declare or otherwise assess against Landlord any tax on Tenant's rents, lease, or leasehold whether designated as a stamp tax, sales tax, ad valorem tax, use tax or otherwise (other than income taxes), then all taxes so charged shall be Tenant's obligation and shall be paid by Tenant directly to the taxing authority or shall be paid to Landlord in reimbursement.

5.6. Net/Net/Net Lease. Except as specifically provided to the contrary in this Lease, it is the intention of the parties that the rentals shall be net to Landlord and that all costs, expenses, and obligations (including taxes, insurance, operating expenses, and utilities, but excluding any costs and expenses specifically excluded pursuant to Section 5.3.1) relating to the Tenant’s occupancy of the Premises shall be borne by Tenant. Tenant shall pay and otherwise indemnify Landlord against any and all such costs, expenses, and obligations not otherwise chargeable to Landlord under the terms of this Lease. If Landlord shall make any expenditure for which Tenant is responsible, or which Tenant should make, then the amount of that expenditure shall be added to and shall be due as Additional Rent with the next installment of Base Rent.

5.7. Late Charges. Tenant's failure to timely pay Rent may cause Landlord to incur unanticipated costs. If any payment of Rent is not received within 10 days of its due date, Tenant shall pay Landlord a late charge equal to 2.5% of the overdue amount. Tenant acknowledges that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment. The payment of late charges shall not excuse or cure any default by Tenant under this Lease. Interest shall not be payable on late charges to be paid by Tenant under this Lease. Notwithstanding the preceding, so long as the Rent is paid by Tenant within 10 days of its receipt of written notice of such delinquency, Tenant shall not be responsible for late charges for such delinquency the first time it occurs in any 12-month period; provided that this waiver of late charges shall not, in any event, apply after the third delinquency during the Term.

6. SECURITY DEPOSIT/FINANCIALS.

6.1. Security Deposit. Within six business days after the Execution Date, Tenant shall deposit the Security Deposit Amount with Landlord as security for Tenant's full and faithful performance of all of its obligations under this Lease (the "Security Deposit"). Tenant shall thereafter continuously maintain the Security Deposit in place until that date which is 100 days after: (i) the Expiration Date; or (ii) date of earlier termination of this Lease. Tenant, at its option, may post the Security Deposit in the form of cash or an irrevocable, standby letter of credit in favor of Landlord (the "Letter of Credit"). If Tenant elects to use a Letter of Credit: (a) Landlord shall have no obligation to accept a Letter of Credit unless it complies, in all respects, with the provisions of Exhibit G attached, which shall be determined in Landlord's sole discretion; and (b) if accepted by Landlord, the Security Deposit shall remain in the form of the Letter of Credit unless and until the parties mutually agree, in writing, otherwise. Landlord is authorized to charge any damages it may sustain as the result of any default by Tenant against the Security Deposit; provided that in no event shall Landlord be entitled to draw more than the Maximum Draw Amount (as defined in Exhibit G) in effect at that time. Unless there is a bona fide dispute between Landlord and Tenant related to use of the Security Deposit (in which case the process contemplated under Section 17.3 will be followed), if any portion of the Security Deposit is in the form of cash and, i, prior to the termination of this Lease Landlord uses all or part of that cash portion the Security Deposit, in whole or in part, , Tenant shall immediately restore the cash amount so used by Landlord. At the Expiration Date, an earlier termination of this Lease, and/or whenever Tenant is required to restore amounts of the Security Deposit, Tenant shall be entitled to an accounting of all disbursements and applications of the Security Deposit made by Landlord as of that date. Within 90 days after the expiration or earlier termination of this Lease, any unused portion of the Security Deposit shall be returned to Tenant, but only after an inspection of the Premises has been made by Landlord after vacation by Tenant, provided such inspection occurs with 30 days of vacation and subject to application of the Security Deposit as allowed under this Lease or otherwise by law. Notwithstanding the fact that this Lease may have expired or been terminated, Landlord's right to use the Security Deposit as otherwise provided in this Section shall continue in full force and effect with respect to any amount received by Landlord in payment of Tenant's obligations under this Lease which Lender may be required to repay under any bankruptcy or insolvency laws. Any cash portion of the Security Deposit may not be commingled with other Landlord's funds. Tenant shall not be credited with or entitled to any interest from Landlord on its Security Deposit.

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6.2. Financials. Upon Landlord's request (which, except in connection with a potential refinancing or sale of the Building, will not be more frequent than once in any 12-month period), Tenant shall provide Landlord with a copy of Tenant's most recent financial statements (to include, at least, a current balance sheet and statements of profit and loss and cash flow, all prepared in accordance with GAAP, consistently applied) which shall be certified by an officer/manager of Tenant and such other financial information concerning Tenant as reasonably requested by Landlord. Landlord agrees to hold that financial information in confidence and to use the same degree of care in protecting the confidentiality of that information as it uses in protecting its own confidential information, which shall not be less than a reasonable degree of care. For as long as Tenant is a publically traded company, it shall not be required to provide the financial information otherwise required under this Section.

7. IMPROVEMENTS.

7.1. Landlord Improvements. Landlord, at its sole cost and expense, has designed and constructed the Building as reflected in the Landlord Improvements. As of the date of delivery of the Premises to the Tenant, Landlord represents that the Building Improvements have been substantially completed in substantial accordance with that Exhibit and otherwise in a good and workmanlike manner and in substantial compliance with all applicable building, fire, health, and sanitary codes and regulations and other applicable laws.

7.2. Tenant Upfit. Promptly after the Tenant Upfit Budget and Bidder are mutually approved, Landlord, at Tenant's sole cost and expense, shall commence and diligently pursue completion of the Tenant Upfit to be constructed by it on the Premises. All Tenant Upfit shall be constructed in substantial accord with the Approved Plans & Specs (as defined in Exhibit D), in a good and workmanlike manner, and otherwise in substantial compliance with all applicable building, fire, health, and sanitary codes and regulations, and shall be performed by a licensed general contractor selected by Landlord and reasonably acceptable to Tenant. Unless otherwise noted in writing in the Approved Plans & Specs or in the applicable Change Order, the Tenant Upfit shall remain and be surrendered with the Premises on expiration of this Lease. If the Approved Plans & Specs or the Change Order provides that certain improvements are not to be surrendered, Tenant, at its sole cost, shall, upon termination of this Lease, remove those Tenant Upfit which are not to remain and repair all damage to the Premises or the Building caused by their removal. This removal/repair obligation shall survive a termination of this Lease. Notwithstanding the foregoing, Tenant shall be permitted to remove that personal property as described in Section 8.1.

7.3. Tenant Upfit Allowance. Notwithstanding Section 7.2 to the contrary, Landlord shall contribute the Tenant Upfit Allowance towards the costs and expenses incurred in designing and/or constructing the Tenant Upfit (the "Upfit Costs"). The Tenant Upfit Allowance shall be paid by Landlord directly to the general contractor and others based on invoices submitted. Tenant shall be responsible for any and all Upfit Costs in excess of the Tenant Upfit Allowance (the "Excess Upfit Costs"). Tenant shall, on a monthly basis as contractor invoices become due, pay to Landlord a proportional amount (based upon the ratio of the estimated total Excess Upfit Costs to the estimated total Upfit Costs as set out in the Approved Construction Budget) of the estimated Excess Upfit Costs (each an "Upfit Payment"). Each Upfit Payment shall be made within 10 days of Landlord's written request for such. Landlord shall use the Upfit Payments in funding the Upfit Costs and shall be entitled to disburse the Upfit Payments to the general contractor and others based on invoices submitted. If Tenant fails to timely pay an Upfit Payment, Landlord may, among other legal remedies available to it, suspend construction of the Tenant Upfit for as long as that Upfit Payment remains unpaid. Each day the construction is suspended for this reason shall be considered a day of Tenant Delay. Any Upfit Costs remaining after all of the Tenant Upfit Allowance has been disbursed by Landlord shall be paid by Tenant to Landlord as each subsequent contractor invoice for the Tenant Upfit become due. So long as Tenant timely pays all Upfit Payments, Landlord shall bear the liability of payment of all invoices and charges related to the Upfit Costs and any steps necessary to release liens or obtain final lien waivers. The Tenant Upfit Allowance is being given by Landlord on the condition that Tenant fulfills all of its obligations under the Lease for the entire original Term. Upon a termination of this Lease due to an Event of Default occurring prior to the expiration of the entire original Term, the then unamortized portion of the Tenant Upfit Allowance (the "UTUA") shall be deemed forfeited by Tenant and recoverable by Landlord from Tenant. The amount of the UTUA shall be calculated by multiplying: (i) the total Tenant Upfit Allowance funded by Landlord; by (ii) a fraction, the numerator being the number of months remaining in the original Term as of the date of the Event of Default and the denominator being 123. This right shall be in addition to other rights and remedies available to Landlord for an Event of Default; but, in no event, shall it entitle Landlord to a "double recovery"; i.e., recovery of all Rent due for the entire original Term and recovery of the UTUA.

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7.4. Tenant Inspection. Prior to the delivery of a Phase to Tenant, Landlord and Tenant shall conduct a walk-through of that Phase for the purpose of assuring that all construction is according to the Approved Plans & Specs, that all utilities are functional, and that that Phase is in good condition. Any deficiencies observed in the walk-through or identified, in writing, and delivered to Landlord within 90 days after Tenant takes occupancy of that Phase, shall be noted in writing, signed by both parties (the "Punch List"). (For avoidance of doubt, a matter that would otherwise require a Change Order cannot qualify as a Punch List item.) The deficiencies noted in the Punch List shall be cured by Landlord within 30 days of the walk-through or later notification provided to Landlord; provided that if a listed item cannot be reasonably cured within that 30-day period, Landlord shall: (i) provide a reasonable written schedule for completion of those items; and (ii) not be in default so long as it is promptly and diligently pursuing a correction of that item. The completion of the Punch List shall not delay the Commencement Date or the Rent Commencement Date, as applicable, if the Tenant Upfit for the applicable Phase has otherwise been Substantially Completed. Landlord shall give Tenant reasonable advance written notice of the scheduled walk-through for purposes of inspecting the completed Tenant Upfit and preparing the Punch List. Tenant's failure to timely meet with Landlord for preparation of the Punch List shall be deemed acceptance of the applicable Phase as constructed.

7.5. Construction Warranty. Landlord represents that as of completion of each Phase: (i) the applicable Tenant Upfit will be constructed in accordance with the Approved Plans & Specs, in all material respects; (ii) the plumbing, electrical, HVAC, fire suppression, and other basic building systems serving that Phase shall be in good working order and condition; and (iii) to the best of its knowledge, the Building will comply with all applicable local, state, and federal legal requirements. If there is a breach of this warranty which is communicated to Landlord within one year following the date of Substantial Completion for a particular Phase, Landlord shall use commercially reasonable efforts to enforce any warranty given by Landlord's Contractor for the Tenant Upfit for that Phase, unless Tenant has previously given Landlord (whether orally or in writing) an acceptance of such condition. Landlord shall otherwise make available to Tenant any warranties Landlord has received with respect to the repairs to be performed by Tenant under the terms of this Lease.

8. ALTERATIONS, ADDITIONS, AND IMPROVEMENTS.

8.1. Restrictions. Tenant shall not make any Alterations without Landlord's reasonable prior written consent. The plans and specifications for any approved Alterations shall be subject to Landlord's reasonable prior written approval and once approved, shall not be materially changed without Landlord's reasonable prior written consent. Tenant shall provide Landlord with a copy of the plans and specifications and estimated construction costs for the Alterations prior to commencing construction. All Alterations shall be: (i) made promptly, in a good and workmanlike manner, and otherwise in substantial compliance with all applicable building, fire, health, and sanitary codes and regulations; (ii) made so as not to unreasonably disturb or inconvenience other tenants in the Building; and (iii) shall be paid for by Tenant allowing no liens to attach either to the Premises or to Tenant's leasehold interest. Landlord shall have the right to require Tenant to provide such assurances as Landlord shall reasonably require (e.g., bonds, escrows, etc.) to protect Landlord against unpaid work and to require that any work be performed only by duly licensed contractors and subcontractors reasonably approved by Landlord. Upon a termination of this Lease and Landlord's written request, Tenant shall provide Landlord with copies of all unexpired construction warranties related to the Alterations, all of which shall be deemed assigned to Landlord; provided that such assignment shall be deemed "as is", without representation or warranty by Tenant of any kind (including any warranty of assignability). Unless otherwise noted in Landlord's written approval of the Alteration, each Alteration shall remain and be surrendered with the Premises on termination of this Lease. For all Alterations made by Tenant pursuant to Section 8.2 not requiring Landlord's approval and all Alterations where Landlord's written approval expressly provides that the Alteration is to be removed by Tenant at the end of the Term, Tenant, at its sole cost, shall remove such Alterations and shall repair all damage to the Premises and/or the Building caused by that removal at the expiration or earlier termination of the Term. In no event, however, shall Tenant remove (or be required to remove) any of the following materials or equipment (which shall be deemed Landlord's property) without Landlord's prior written consent: any power wiring or power panels; casework; fume hood; communications cabling; lighting or lighting fixtures; wall coverings; drapes, blinds or other window coverings; carpets or other floor coverings; heaters, air conditioners, or any other heating or air conditioning equipment; or other similar standard building operating equipment and decorations. Notwithstanding the foregoing, Tenant shall be permitted to remove and repair any fixtures, including installed fixtures, which include its intellectual property or trade secrets, and any of the personal property listed on Exhibit N. This removal/repair obligation shall survive a termination of this Lease. Notwithstanding anything in this Lease to the contrary, Tenant shall be responsible for any ad valorem taxes or increase therein resulting from Alterations made by or at the direction of Tenant.

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8.2. Exception. Notwithstanding anything in Section 8.1 to the contrary, Tenant shall have the right to make Alterations to the interior of the Premises without obtaining Landlord's prior written consent if such Alterations: (i) do not exceed $25,000.00 in cost in any one instance or $200,000.00, in the aggregate, over the full Term; (ii) are non-structural in nature, are not visible from the exterior of the Building, and do not affect any of the Building's systems; and (iii) do not require a governmental permit. At least 10 days before the construction, Tenant must provide Landlord with prior written notice of its intention to make such Alterations (stating in reasonable detail the nature, extent, and estimated cost of such Alterations), together with a copy of the plans and specifications for the Alterations. All of the other provisions of Section 8.1 shall apply to Alterations made under this Section.

9. SERVICES/PARKING/REPAIRS.

9.1. Utilities/Janitorial/Trash Removal. Utility services for the Premises will be provided as follows:

Utility Service for Premises	Provider/Cost Allocation
Data and Communication	Tenant's Provider/100% to Tenant
Water & Sewer	City of Raleigh/Tenant's Proportionate Share (Section 5.3)
Electrical	NCSU/Tenant's Allocable Costs (Exhibit M)
Chilled Water for HVAC	NCSU/Tenant's Allocable Costs (Exhibit M)
Natural Gas	PSNC/ Tenant's Allocable Costs (Exhibit M)
Janitorial and Trash Removal	Tenant's Provider/100% to Tenant
Other	Tenant's Provider/100% to Tenant

Landlord shall contract with the City of Raleigh, NCSU, and PSNC for the utility services to be provided by those entities. Tenant shall be solely responsible for contracting with each utility service provider (each a "Tenant's Provider") for each of those services indicated to be provided by a "Tenant's Provider". Each Tenant's Provider shall nevertheless shall be subject to Landlord's prior reasonable approval. Tenant, at its sole expense, shall also supply and replace all LED bulbs required for its operations at the Premises during the Term. Tenant shall promptly report any interruption of its utility service to Landlord and to the applicable utility service provider. If such an interruption is: (i) as to a Tenant's Provider; or (ii) as to any other utility service provider, not caused by Landlord's gross negligence or willful misconduct, there shall be no abatement or reduction of Rent for such interruption, nor shall such interruption constitute either a constructive or partial eviction.

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9.2. Access/Parking. Landlord shall provide Tenant with 24 hours, 7 days a week, 52 weeks a year access to the Premises; provided, however, that when the Building is locked, Tenant's employees may access the Building by using a card access system. The Common Areas shall include not less than 293 parking spaces. Tenant shall have non-exclusive access to the sidewalks, entrances, parking lot(s), and driveways serving the Building. Unless specifically provided below, Tenant shall have no designated parking spaces and shall observe any restricted parking areas designated by Landlord for specific tenants, customers, handicapped individuals, etc. Landlord shall, at no additional charge, provide Tenant with the Parking Spaces; provided that Tenant shall be responsible for all permit fees charged by NCSU. Tenant shall not permit its employees to use those restricted parking areas or the driveways or entrances within the Building or, without NCSU's prior written consent, the adjacent streets, for the parking or storage of any automobiles, trucks, or vehicles owned or used by them. As reasonably deemed necessary by it, Landlord shall have the authority to further assign or otherwise restrict parking areas for Tenant and the other tenants of the Building and their respective employees, provided that all parking restrictions shall apply equally to all tenants of the Building. Tenant's use of the parking facilities shall be at Tenant's sole risk, and Tenant acknowledges that Landlord shall have no liability whatsoever for damage to the vehicles of Tenant, its employees, and/or its visitors, or for other personal injury or property damage or loss relating to or connected with the Tenant's, its employees', and/or its invitees' use of the parking facilities serving the Premises.

9.3. Maintenance & Repairs.

9.3.1. Landlord Obligations. Landlord shall maintain, repair, and replace: (a) the structural integrity of the Building (including the foundation, the exterior walls (excluding exterior glass, windows, and the interior surfaces of those walls), the supporting framework, the demising walls (exclusive of any wall coverings), roof and roof membrane); (b) plumbing, electrical, and mechanical systems and utility lines serving the Common Areas and the Building, but not including any portion of such systems or lines that exclusively serves any tenant space within the Building; (c) the Common Areas; (d) any defects relating to the initial construction of the Building (including any failure to be in full compliance with applicable building, fire, health, and sanitary codes and regulations in existence as of the Commencement Date if such compliance is later required by the applicable governmental authority for any reason); and (e) any damages resulting from its or its employees', agents', or contractors' negligence or willful misconduct. Repairs required of Landlord shall be made within a reasonable time (depending on the nature of the repair needed) after Landlord receives notice from Tenant, or has actual knowledge, of the need for the repair. Except where the need for the maintenance or repair is attributable to the Landlord Parties' negligent or willful acts, the maintenance/repair costs incurred by Landlord shall be included in “Expenses”.

9.3.2. Tenant Obligations. Subject to the obligations of, and except as assigned to, Landlord above, Tenant, at its own expense, shall maintain and repair the interior, non-structural portions of the Premises (including the repair and replacement of the mechanical, plumbing, electrical systems, those portions of all utility lines serving the Premises running from the Premises to the point where the lines are connected to the common system serving the Building, interior walls, floors, ceilings, security systems, canopy sign, all exterior glass, and the monitoring systems) and otherwise make all repairs relating to the Premises not assigned to Landlord. Tenant is obligated to maintain the Premises in good condition and repair. All repairs to be made by Tenant shall be made promptly, in a workmanlike manner, paid for by Tenant allowing no undisputed liens to attach either to the Premises or to Tenant's leasehold interest, and so as not to unreasonably disturb or inconvenience other tenants in the Building. Landlord shall have the right to require Tenant to provide such assurances as Landlord shall reasonably require (e.g., bonds, escrows, etc.) to protect Landlord against unpaid work and to require that any work be performed only by duly licensed contractors and subcontractors reasonably approved by Landlord. Notwithstanding anything to the contrary in Section 9.3.1, Tenant shall reimburse Landlord for all expenses incurred by Landlord (over and above those amounts reimbursed by insurance carried by Landlord), along with a 15% overhead fee, in making repairs arising out of Tenant's or its employees', agents', invitees, or contractors' negligence or willful misconduct or Tenant's failure to make those repairs assigned to Tenant under this Section after notice and a reasonable opportunity to cure. Landlord shall make available to Tenant any warranties Landlord has received which are applicable to the repairs to be performed by Tenant. Continuously throughout the Term, Tenant shall maintain, at its expense, a maintenance contract covering the HVAC system located in or serving exclusively the Premises with a service contractor reasonably acceptable to Landlord. This maintenance contract shall provide for periodic inspections, periodic maintenance reports, routine maintenance (including timely changing of all filters at recommended intervals), adjustment, and inspection of air handling mechanisms and control equipment, and performance of necessary lubrication, testing, and other normal maintenance procedures. At least every calendar quarter during the Term, Tenant shall provide copies of the HVAC System maintenance reports to Landlord.

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9.4. Security. Tenant acknowledges that NCSU provides security for the Campus and Landlord shall have no obligation to provide security services for the Building. In addition to the security provided by NCSU. The Tenant Upfit shall include exclusive, secured access to the third floor of the Building, card-key security readers at all entrances to the Premises, and other security measures shown on the Approved Plans & Specs. Landlord shall cause the Landlord Improvements to include card-key security readers at all entrances to the Building and security cameras throughout the Common Areas. Notwithstanding anything in this Lease to the contrary, Landlord shall not be liable for any loss or damages suffered by Tenant or anyone else for failing to supply such services or manned traffic control, no matter how caused. In no event shall Tenant be relieved of its duty to maintain security within the Premises.

10. TAXES AND ASSESSMENTS. Landlord shall list the Building for ad valorem tax purposes and shall pay those taxes and applicable assessments of whatever kind or nature assessed against the Building, all of which shall be included in "Expenses". Tenant shall pay all taxes and assessments assessed by a third party taxing authority against the Tenant Upfit (to the extent of the Excess Upfit Costs that do not become part of the realty) and all of Tenant's personal property located on the Premises, whether affixed or not, and all other taxes, fees and assessments imposed for its use of the Premises.

11. SIGNS. Landlord shall include Tenant's name and suite number on: (i) the Building directory(ies) located inside the Building; (ii) a Building-standard suite sign to be located at the entrance to the Premises; and (iii) at Tenant’s expense, monument signage with ordering of tenants on a "first come, first served" basis. For Tenant's initial listing, the cost of such directory(ies) and suite signage shall be at Landlord's sole expense. Any subsequent changes to directory(ies) and suite signage requested by Tenant shall be paid for by Tenant within 30 days of receipt of Landlord's invoice for actual and reasonable costs relating thereto. Except as contemplated above, Tenant shall not permit, erect, install, or display on its any exterior door, wall, or window of the Premises or anywhere else in or on the Building any sign, lettering, placard, decoration, or advertising material of any kind whatsoever, without Landlord's reasonable prior written consent. All exterior decor and exposed sides of drapes, blinds, shutters, and other window treatments must receive Landlord's prior written reasonable approval.

12. INSURANCE/INDEMNIFICATION.

12.1. Property Insurance. Landlord shall carry full replacement cost, all-risk property damage and hazard/casualty insurance with extended coverage insuring against loss or damage to the Building and/or other improvements with customary deductibles and companies as Landlord in its discretion chooses. The cost of this insurance maintained by Landlord shall be included in "Expenses". The policy shall show Landlord as the named insured and Landlord's Lender as an additional insured. Tenant shall maintain and care for its personal property on or at the Premises and all Alterations, if any, and insure the same to such extent as it deems appropriate. Tenant shall carry full replacement cost, all-risk property damage and hazard/casualty insurance with extended coverage insuring against loss or damage to Tenant's Alterations, improvements, furnishings, fixtures, equipment, and other personal property situated in or about the Premises, as well as all exterior glass included in the Premises.

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12.2. Liability Insurance. Tenant shall, at its expense, maintain in effect a commercial general liability policy with coverages not less than the Tenant Liability Coverage. This policy shall: (i) be primary and non-contributing; (ii) contain cross-liability endorsements; and (iii) show Landlord and Managing Agent as additional insureds. Limits in excess of $1,000,000.00 for the commercial general liability policy may be provided by an umbrella/excess policy. Landlord shall maintain in effect a commercial general liability policy with coverages not less than the Landlord Liability Coverage. The cost of this insurance shall be included in "Expenses". Limits in excess of $1,000,000.00 may be provided by an umbrella/excess policy. Landlord shall maintain in effect a commercial general liability policy with coverages not less than the Landlord Liability Coverage. The cost of this insurance maintained by Landlord shall be included in “Expenses”. The amount and coverage of such insurance shall not limit a party's liability nor relieve that party of any other obligation under this Lease.

12.3. Worker's Compensation. Tenant shall, at its expense, maintain Worker's Compensation Insurance coverage sufficient to meet all local, state and federal governmental regulations.

12.4. Business Interruption Insurance. Tenant shall, at its expense, maintain business interruption insurance in an amount equal to the Business Interruption Insurance Coverage. This insurance shall insure that the Base Rent will be paid to Landlord (unless such Rent is abated or this Lease terminates, as provided below) if the Premises are destroyed or rendered unusable by a risk insured against by a policy of standard fire and extended coverage insurance, with vandalism and malicious mischief endorsements

12.5. Policies. All required policies of insurance shall be maintained continuously throughout the Term and provide that they: (i) may not be changed or cancelled without 10 business days' prior written notice to Landlord; and (ii) shall be underwritten by insurers who have a Best's Financial Strength Rating of "A-" or better and a Best's Financial Size Category of at least "XII" as set forth in the then most current issue of "Best Key Rating Guide" (or if the Best's ratings are discontinued, a comparable method of rating insurance companies), who are licensed to do business in North Carolina, and who are authorized to issue the policies. At either party's request, a certificate (ACORD Form No. 25 or equivalent) evidencing the required insurance shall be given to the requesting party. The general liability policies shall be on ISO Form CG 0001 0196 or equivalent "occurrence basis" insurance policy form. Upon 30 days' advance written notice to Tenant, Landlord may, from time to time, increase any required coverage amounts specified in this Section based upon inflation, increased liability awards, recommendation of Landlord's professional insurance advisers, or as needed to meet Landlord's Lender's requirements. If Tenant fails to deliver any policy, certificate, or renewal to Landlord required under this Lease within the prescribed time period or if any such policy is cancelled or modified during the Term without Landlord's consent, Landlord may obtain such insurance, in which case Tenant shall reimburse Landlord for the cost of such insurance within 15 days after receipt of a statement that indicates the cost of such insurance, which statement shall be accompanied by a copy of the insurance policy obtained by Landlord.

12.6. Indemnification. Except where caused by a Landlord Party's negligence, gross negligence or willful misconduct, Tenant shall indemnify and hold the Landlord Parties harmless from any liability for injury to or death of any person or damage to any property relating to or arising out of Tenant's or its invitee's, employee's, agent's, or contractor's use or occupancy of the Premises or Common Areas or breach of its obligations under this Lease. Landlord shall indemnify and hold the Tenant Parties harmless from any liability for injury to or death of any person or damage to any property relating to or arising out of the Landlord Party's negligence, gross negligence or willful misconduct. If the party to be indemnified is made a party to any litigation commenced by or against it for which it is to be indemnified, then the indemnifying party shall protect and hold harmless and pay all court costs, penalties, charges, damages, expenses, and reasonable attorneys' fees incurred or paid by the party to be indemnified. All acts attributable to a party shall extend to that party's members, officers, directors, employees, agents, shareholders, parent, and affiliates provided that the other tenants in the Building shall not be included in these groups. These indemnification obligations shall survive a termination of this Lease.

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12.6. Waiver of Subrogation. Notwithstanding the language of Section 12.5 to the contrary or that the loss or damage may be due to or result from the negligent or willful act of a party or its employees or agents, Landlord and Tenant, for themselves and their respective insurers, release each other from any and all claims, demands, actions and causes of action that each may have or claim to have against the other for loss or damage to persons or property, both real and personal, caused by or resulting from casualties required to be insured against by the terms of this Lease or otherwise insured against by the party suffering the loss or damage. For the purpose of the foregoing waiver/release, the amount of any deductible applicable to any loss or damage shall be deemed covered by, and recovered by the insured under, the insurance policy to which such deductible relates. All policies of insurance required by this Lease shall contain a provision whereby the insurer waives all rights of subrogation against either Tenant or Landlord, as appropriate. If insurance policies with waiver of subrogation provisions shall be obtainable only at a premium, the party seeking the policy shall pay that additional premium. Except to the extent a party's insurance pays (or would have paid if the insurance coverage required by this Lease were in effect) a claim that otherwise would be subject to indemnification by the other party, this release is not intended to nor shall it release such other party from its indemnification obligations as set out in this Lease. These obligations shall survive a termination of this Lease.

13. DESTRUCTION/CONDEMNATION.

13.1. Destruction of Premises.

(A) Substantial Destruction. If the Premises are totally or substantially (more than 70%) destroyed by fire or other casualty, either Landlord or Tenant may terminate this Lease by giving written notice of termination not later than 60 days after the date of the destruction. In that event and provided Tenant timely vacates the Premises, Base Rent and Additional Rent paid for the period beyond the date of destruction shall be refunded to Tenant and neither party shall have any further obligations under this Lease except for those obligations which are expressly provided to survive a termination.

(B) Partial Destruction. If there is not total or substantial destruction of the Premises as described above, yet: (i) Landlord, in its sole judgment, concludes that restoration of the damage cannot be completed within 270 days; or (ii) less than six months of the Term remains and the repairs are reasonably estimated to require more than 30 days to repair; or, (iii) insurance proceeds (along with funds Landlord, in its discretion, decides to provide) in an amount sufficient to restore the Premises are not made available to Landlord (provided, that Landlord shall use commercially reasonable efforts to obtain the proceeds to which it is entitled under its applicable insurance policy); either Landlord or Tenant may, at its option, terminate this Lease by giving written notice of termination to the other party not later than 30 days after the date Landlord provides Tenant with the information described below. In that event and provided Tenant timely vacates the Premises, Base Rent and Additional Rent paid for the period beyond the date of destruction shall be refunded to Tenant and neither party shall have any further obligations under this Lease except for those obligations which are expressly provided to survive a termination. Within 30 days after the casualty, Landlord shall furnish Tenant with Landlord's estimate of the time required to complete repairs and whether or not sufficient funds are available to pay for the required repairs.

(C) Repair/Restoration. If this Lease is not terminated pursuant to Subparagraphs (A) or (B), Landlord, at its expense, shall promptly restore and/or repair the Premises and any other portions of the Building outside the Premises required for Tenant's use of the Premises; provided that, in no event shall Landlord be required to restore or repair: (i) Tenant Upfit to the extent of the Excess Upfit Costs or Alterations; (ii) fixtures or improvements made or owned by Tenant; or (iii) any of Tenant's personal property, all of which shall be Tenant's sole responsibility. If Tenant is reasonably required to close all or a portion of its operations during the period of repair/restoration, Base Rent and Additional Rent shall abate on a proportional basis (based upon the square footage of the unusable portion of the Premises) during that period. In no event shall Landlord have any liability for losses claimed by Tenant resulting, directly or indirectly, from Tenant's inability to use the Premises.

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(D) Tenant's Fault. Notwithstanding the above to the contrary, if the Premises are damaged due to willful or grossly negligent acts or omissions of Tenant, its employees, agents, contractors, or invitees, Tenant may not terminate this Lease and there shall be no apportionment or abatement of Rent.

(E) Waiver. Tenant acknowledges that the provisions of this Section shall govern the rights and obligations of the parties in the event of any substantial or total destruction to the Premises and Tenant waives the protection of any statute, code or judicial decision which grants a tenant any other rights to terminate a lease in the event of the substantial or total destruction of the Premises.

13.2. Condemnation of Premises. If all of the Premises, or a portion which will make the remainder unusable for the Permitted Use, be taken under the power of eminent domain (or a conveyance in lieu thereof), then this Lease shall terminate as of the vesting of title in the condemning authority and Base Rent and Additional Rent obligations shall be adjusted between Landlord and Tenant as of that date. If only a portion of the Premises are taken and Tenant can reasonably continue use of the remainder, then this Lease will not terminate, but Base Rent and Additional Rent obligations shall abate in a just and proportionate amount to the loss of use occasioned by the taking. Except as otherwise provided by the authority granting an award of damages, Tenant shall have no right or claim to any part of any award made to or received by Landlord for any taking of the Premises and no right or claim for any alleged value of the unexpired portion of this Lease; provided, however, that Tenant shall not be prevented from making a claim against the condemning party (but not against Landlord) for any moving expenses, loss of profits, or taking of Tenant's personal property (including its leasehold interest) to which Tenant may be entitled. No Tenant's claim may, however, diminish Landlord's or Landlord's Lender's award with respect to the Premises. For purposes of this Section, Landlord and Tenant shall make a good faith determination as to whether or not the Premises are still suitable for the Permitted Use after a taking. If less than a fee title to all or any portion of the Premises shall be taken or condemned by any governmental authority for temporary use or occupancy, this Lease shall continue in full force and effect; but with Rent abated during any period when Tenant's use of the Premises is impaired in proportion to the impairment of such use.

14. CARE/RETURN OF PREMISES.

14.1. Care of Premises. Tenant shall not permit or cause any act to be performed upon, in or about the Premises which shall cause or be likely to cause injury to any person or to the Premises, the Building, the Common Areas, or any adjoining property. Tenant shall at all times keep the Premises in a neat and orderly condition. Tenant shall take reasonable care of the Premises, fixtures, and appurtenances and suffer no waste or injury thereto and shall pay for all repairs to the Building or Premises necessitated by the fault of Tenant, its employees, agents, customers, or guests. Tenant shall comply with all trash storage policies established by Landlord from time to time.

14.2. Return of Premises. Upon the termination of this Lease, Tenant shall return the Premises to Landlord substantially in the same condition as received and shall deliver the certification required under Exhibit J, which shall also include a certification as to bio-hazard and toxic materials, to Landlord. Excepted from this obligation are: (i) conditions which are Landlord's responsibility or result from Landlord's or its agent's or employee's gross negligence (except to the extent covered by insurance maintained by Tenant), a casualty or a condemnation; (ii) ordinary wear and tear (which Tenant is not otherwise obligated to repair under Section 9.3.2); and, (iii) Landlord-approved Alterations which Landlord has not required to be removed. Tenant shall be responsible for all damages to the Building or Premises caused by the removal of their equipment and trade fixtures from the Premises. The obligations in this Section shall survive a termination of this Lease. Any failure by Tenant to comply with this Section shall be deemed to be a holdover (as described in Section 15) by Tenant for the period it takes Tenant, or if Tenant fails to do so, Landlord to complete any required repair/replacement activities needed to return the Premises to the required condition.

14.3. Surrender of Premises. No act or thing done by Landlord or its agents or employees shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises prior to the Expiration Date unless such intent is specifically acknowledged in writing by Landlord. The delivery of keys to the Premises to Landlord or its agents or employees shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord. Neither a surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination of this Lease shall work as a merger; but, at Landlord's option, shall operate either as an assignment to Landlord of all subleases or subtenancies of the Premises or terminate any or all such sublessees or subtenancies.

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15. HOLDING OVER. If Tenant remains in possession after the expiration of the Term or earlier termination of this Lease without the execution of a new lease or Landlord's written consent, Tenant shall not acquire any right, title, or interest in the Premises. In that event, Tenant shall occupy the Premises as a tenant-at-will and shall otherwise be subject to all applicable conditions, provisions and obligations of this Lease; except that all options and rights of renewal, rights of first refusal, and the like, if any, shall terminate. Notwithstanding the preceding, Landlord shall have the right to pursue summary ejectment of Tenant as provided by law and to recover from Tenant any and all damages suffered as a result of that holdover, including any indirect, consequential, or special damages sustained by Landlord relating to any loss of a prospective tenant for the Premises. During the holding over period, Tenant shall continue to pay Additional Rent as prescribed in this Lease; but shall pay monthly Base Rent equal to the Holdover Rent Multiple times the Base Rent Installment Amount in effect as of the last month immediately prior to the expiration/termination.

16. ASSIGNMENT.

16.1. Tenant Restriction. Tenant shall not assign this Lease or sublet the Premises, in whole or in part, whether voluntarily or by operation of law, without both: (i) Landlord's reasonable prior written consent; and (ii) NCSU's approval as described in Section 16.2. It shall not be unreasonable for Landlord to withhold consent if:

(i) the assignee/sublessee is engaged in the commercial real estate business (including property management or the brokerage, ownership, or development of competitive properties), or the provision of "executive suites" or any similar arrangement;

(ii) the assignee/sublessee's business which is not in some way connected or associated with NCSU, such that the assignee/sublessee would not be qualified to lease space directly from NCSU in accordance with NCSU's policies for leasing to tenants in the Campus;

(iii) it would cause Landlord to be in default of another lease in the Building or the Campus;

(iv) occupancy by the proposed assignee/sublessee would violate the terms of this Lease or cause Landlord to be in breach of any restrictive covenant relative to the Building or other leases, or materially increases the costs of operation for the Building;

(v) Landlord's Lender withholds its consent or Landlord's granting consent would be a breach of the Deed of Trust (as later defined), which Landlord takes commercially reasonable efforts to resolve and is unable to do so; or

(vi) the proposed subtenant or assignee is a person or entity with whom Landlord or its agent is negotiating and to or from whom Landlord or its agent, within the preceding six months, has given or received any written or oral proposal regarding leasing space in the Building and the Building has suitable space available for such proposed subtenant or assignee;

If Landlord unreasonably withholds its consent, Tenant's sole and exclusive remedy is specific performance and under no circumstances will Landlord be liable for damages.

Any proposed assignment or sublease shall also be subject to the following additional limitations: (i) Tenant shall not post any signs advertising the availability of the Premises anywhere in (including inside the Premises) or on the Building; and (ii) all public advertisements regarding the assignment of this Lease or subletting all or any portion of the Premises, shall be subject to Landlord's prior written reasonable approval. In no event shall this Lease be assignable by operation of any law. Any attempted assignment of this Lease or sublease in violation of this Section shall be void and, notwithstanding anything in this Lease to the contrary, shall immediately be an Event of Default (i.e., Tenant shall have no right to notice of, or right to cure, that default).

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16.2. NCSU Approval. The Campus is a research and advanced technology campus where university, industry, and government partners interact in multidisciplinary programs directed toward the solution of contemporary problems. A wide range of business uses are permitted in the Campus, including the following: research and development, information technology, computer software/hardware, advanced materials, engineering, biotechnology, environmental sciences, agriculture and life sciences, and business management. In the event of a dispute concerning the qualifications of a potential subtenant under the preceding sentence, the question will be presented to NCSU's Vice Chancellor for Research, Innovation and Economic Development for a decision. In addition, a variety of commercial and retail support services may be permitted in the Campus. In the event of a dispute concerning the qualifications of a potential subtenant under the preceding sentence, the question will be presented to NCSU's Vice Chancellor for Finance and Administration for a decision. Should Tenant be dissatisfied with a decision made by either Vice Chancellor regarding either of these categories, Tenant shall have the right to submit the question to the Chancellor of NCSU, whose decision shall be final. Notwithstanding the foregoing, NCSU agrees that: (i) it will not deny any sublease or assignment to any applicant for reasons other than failure to meet the criteria generally applicable to other prospective Campus tenants; and (ii) any sublease or assignment applicant which, at the time of such application, is already a tenant in good standing in another building in the Campus shall automatically be deemed acceptable to NCSU, provided its proposed use of space is similar to its use of such other space in the Campus.

16.3. Notice. If Tenant proposes to assign any interest in this Lease or to sublet all or any portion of the Premises, Tenant shall first submit to Landlord a written notice of its intentions (the "Notice of Intent"). The Notice of Intent shall contain: (i) the name of the proposed assignee/subtenant; (ii) the terms of the proposed assignment/subletting and a copy of the proposed assignment/sublease agreement; and, (iii) any other information reasonably requested by Landlord. Landlord shall send the Notice of Intent and any other accompanying materials to NCSU for their approval; but Tenant shall be solely responsible for obtaining that approval. If Landlord consents to the proposed assignment/sublease, it shall be an express condition of that consent that: (i) Tenant provide Landlord with a copy of the executed assignment, sublease, or other applicable document promptly after it is executed; and (ii) no material modification or assignment of that assignment/sublease shall be permitted without Landlord's reasonable prior written consent. Landlord shall have 15 business days from receipt of the Notice of Intent to consent to or reject Tenant's sublease or assignment.

16.4. Liability. Landlord's consent to one transfer shall not be deemed a consent to any subsequent transfer. Any assignment or sublease to which Landlord may consent (one consent not being any basis to contend that Landlord should consent to further assignments or subleases) shall not relieve Tenant of its Lease obligations. If Tenant's transferee defaults under this Lease, Landlord may proceed directly against Tenant without pursuing remedies against the transferee. Landlord may consent to subsequent assignments or modifications of this Lease by Tenant's transferee, without notifying Tenant or obtaining its consent, and such action shall not relieve Tenant from liability under this Lease. Landlord's acceptance of rent from any person other than Tenant shall not be a waiver of any of Landlord's rights.

16.5. Costs. If Tenant shall request Landlord's consent to an assignment/subletting of this Lease, Tenant shall pay Landlord's reasonable and actual attorneys' fees incurred in connection with that matter, such fees not to exceed $1,500.00 for each request. (This cap shall increase at the rate of 3% per annum from the Commencement Date.) In addition, Landlord reserves the right, in its discretion and as a condition of any assignment permitted under any subsection of this Section, to require the assignee to increase the amount of the Security Deposit to an amount equal to the then effective monthly Installment Amount of Base Rent.

16.6. Excess Consideration. In the event of an assignment of this Lease or a subletting of the Premises, all of the consideration received by Tenant from that assignment or sublease over the amount paid as Rent during the comparable period (the "Excess Consideration") shall be paid to Landlord as Additional Rent on a monthly basis. In the event less than all of the Premises is subleased, a pro rata portion (calculated on a per square foot basis) of the Rent paid by Tenant shall be used in calculating the Excess Consideration. The reasonable leasing commissions paid by Tenant, the amortization of the cost of any improvements made to the Premises at Tenant's cost for the assignee/sublessee, the amortization of the Excess Upfit Costs paid by Tenant, and other reasonable, out-of-pocket costs paid by Tenant to unaffiliated third parties in connection with the assignment/subletting shall be deducted in calculating the Excess Consideration. Excess Consideration shall not include the price paid to Tenant by the assignee/subtenant for Tenant's equipment, assets, intangible property, stock, and/or business as a going concern. Within 10 days of the date the assignee/subtenant begins occupancy in the Premises, Tenant shall send Landlord a copy of the executed Lease Assignment or Sublease, as applicable, and a detailed statement showing the calculation of the Excess Consideration, including the total consideration to be paid by the subtenant/assignee over the term of the assignment/subletting and any costs (to be accompanied by reasonable supporting documentation) to be deducted from that amount as permitted by this Section. Landlord shall have the right, at any time, but not more than once per calendar year, during business hours and upon no less than five business days’ prior reasonable notice to Tenant, to audit Tenant's books and records to verify the accuracy of that statement.

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16.7 Affiliated Entities. Tenant may, without Landlord's prior consent, assign this Lease to an Affiliated Entity (as defined below); provided that the assignment to the Affiliated Entity shall be permitted only so long as the assignment is made for a good faith business purpose and the assignee remains an Affiliated Entity. Tenant shall nevertheless give Landlord prompt notice of any such assignment or sublease, which shall include the information specified in Section 16.3. For purposes of this Lease, an "Affiliated Entity" shall mean a partnership, corporation, or limited liability company over which the owners of Tenant or Tenant has legal control, the purchaser of substantially all of Tenant's assets (provided the purchaser assumes the Lease, in writing, in a form reasonably acceptable to Landlord), or the surviving entity in a merger involving Tenant. An assignment pursuant to this Section shall not release Tenant or any guarantors from their respective obligations under this Lease. Notwithstanding anything in this Section 16 to the contrary, every assignment of this Lease or sublease of any portion of the Premises is subject to NCSU's prior written approval.

16.8. Landlord Assignment. Landlord may assign this Lease to Landlord's Lender as collateral and/or to a purchaser of Landlord's interest in the Building without Tenant's prior consent or approval.

17. DEFAULT/REMEDIES.

17.1. Tenant Default. The following events (each an "Event of Default") shall each constitute a material default by Tenant:

(a) If Tenant fails to timely pay any sum due Landlord under this Lease, which failure shall continue for a period of five business days after receipt or deemed receipt of written notice of that failure by Tenant; or

(b) If Tenant fails to timely perform any non-monetary term, condition, or covenant of this Lease, which failure continues for a period of 30 days after receipt or deemed receipt of written notice of that failure by Tenant; provided that if the default cannot be reasonably cured within that period, Tenant shall not be in default so long as it does not either: (i) fail to commence a cure of the failure within that 30-day period or, thereafter, fail to diligently continue to pursue such cure to completion; or (ii) fail to cure such failure within a reasonable time after the expiration of that initial 30-day period (in no event to exceed a total of 90 days after Tenant's receipt or deemed receipt of the written notice of that failure). Notwithstanding the preceding to the contrary, where a specific time period is otherwise provided in this Lease for Tenant's performance, the failure to perform by Tenant within such time period shall be an Event of Default (i.e., the cure periods provided above shall be inapplicable); or

(c) Except as contemplated by Section 13, if Tenant shall vacate or abandon the Premises without the payment of Rent; or

(d) An Insolvency Proceeding occurs with respect to Tenant and such is not stayed or vacated within 60 days of entry thereof and provided Tenant does not continue to pay Rent hereunder; or

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(e) If Tenant's interest in this Lease or the Premises is subjected to any attachment, levy, or sale pursuant to any order or decree entered against Tenant in any legal proceeding and the order or decree shall not be vacated within 30 days of its entry.

(f) If any guarantor of this Lease revokes or otherwise terminates, or purports to revoke or otherwise terminate, any guaranty of all or any portion of Tenant's obligation under this Lease. Unless otherwise expressly provided, no guaranty of this Lease is revocable;

(h) If Landlord, with reasonable cause, on more than two (2) occasions in any twelve (12) month period, gives notice to Tenant of default under subparagraphs (a) or (b) above, notwithstanding Tenant's subsequent cure of the noticed defaults within the allowable periods.

The notices required by this Section are intended to satisfy any and all notice requirements imposed by law on Landlord and are not in addition to any such requirement.

17.2. Remedies Upon Tenant Default.

(A) Upon the occurrence of any Event of Default, Landlord, with or without terminating this Lease, immediately or at any time thereafter, shall have the right, at its option, to utilize any one or more of the following remedies:

(i) Landlord may make any payment required of Tenant and/or re-enter the Premises and correct or repair any condition which shall constitute a failure on Tenant's part to keep or perform. Tenant shall reimburse Landlord for any reasonable expenditures made by Landlord in making the payment and/or corrections or repairs within 15 days after delivery of a statement to Tenant accompanied by reasonable documentation supporting the demand.

(ii) Landlord may demand in writing that Tenant vacate the Premises. Tenant shall vacate the Premises and remove all its property within 10 business days of Tenant's receipt of the notice, whereupon Landlord shall have the right to re-enter and take possession of the Premises.

(iii) Landlord may re-enter the Premises and remove Tenant and all of Tenant's property.

(iv) After terminating this Lease, Landlord may re-let all or any portion of the Premises for such time, rent, and other terms and conditions as Landlord, in its sole discretion, may deem advisable. Landlord may make any alterations or repairs to the Premises which it may deem necessary or proper to facilitate the reletting. Tenant shall pay all commercially reasonable costs of the reletting applicable to the Term remaining on this Lease, including the commercially reasonable cost of any alterations or repairs to the Premises. If this Lease shall have not been terminated by Landlord, Tenant shall continue to pay all charges due from Tenant under this Lease up to and including the date of beginning of payment of rent by any subsequent tenant of part or all of the Premises, and thereafter, Landlord may accelerate and collect from Tenant the difference, if any, between the rent to be collected from that subsequent tenant and the Rent reserved in this Lease for the balance of the Term, after discounting the difference to its present value by a factor equal to Landlord's Lender's then announced prime rate. In no event shall Tenant be entitled to receive any excess of any rents collected by Landlord over the Rents due from Tenant. In no event shall Tenant be entitled to receive any excess of any rents collected by Landlord over the Rent due from Tenant.

(v) Landlord may terminate this Lease without notice or demand to vacate the Premises. This Lease shall be deemed to have been terminated by Landlord only upon Landlord's written notice of termination. Upon termination Landlord shall nevertheless remain entitled to recover from Tenant all sums provided for in subparagraph (iv) above as if this Lease were not terminated. In no event shall this subparagraph be interpreted to mean that Landlord may accelerate Rent hereunder without complying with the requirements of subparagraph (iv) above.

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(vi) Landlord may exercise any other remedies and recover any other damages available to it under law or in equity.

(B) In the event of any re-entry of the Premises by Landlord pursuant to any of the provisions of this Lease, Tenant waives all claims for damages which may be caused by that re-entry except those damages arising from any Landlord Party's gross negligence or willful misconduct which are not otherwise covered by insurance maintained by Tenant. Tenant shall reimburse Landlord for any and all losses, costs, expenses (including legal expenses and reasonable attorneys' fees), and damages suffered by Landlord by reason of its re-entry, removal and/or storage of Tenant's property. No re-entry shall be considered or construed to be a forcible entry.

(C) Upon any material breach of this Lease, regardless of whether that breach is, or becomes, an Event of Default, Landlord shall be reimbursed for any and all actual and commercially reasonable expenses incurred by Landlord, including legal expenses and reasonable attorneys' fees, in enforcing the terms and provisions of this Lease.

(D) Any of Tenant's personal property remaining at the Premises 10 business days after a repossession of the Premises by Landlord after an Event of Default or after a termination of this Lease shall be deemed abandoned by Tenant. Tenant shall be liable for any and all storage and/or removal costs incurred by Landlord in storing and/or removing that abandoned property. In addition, Landlord shall be entitled to sell the abandoned property in order to recover those storage/removal costs and any other amounts due from Tenant under this Lease. The sale of the abandoned property may be by private or public sale as contemplated under the North Carolina Uniform Commercial Code or in any other form provided by law. This right shall be in addition to any statutory lien for rent or similar rights available to Landlord under law or this Lease.

17.3. Landlord's Default. If, after deliver of the delivery of the Premises to Tenant, Landlord breaches any of its duties or obligations to Tenant and:

(a) in the case of a monetary default, the breach continues for five business days after written notice is received or deemed received by Landlord; or

(b) in the case of a non-monetary default, the breach: (i) continues for 30 days (or such longer period of time as it may reasonably take to cure provided Landlord promptly and diligently pursues the cure and is not otherwise in default); or (ii) prevents Tenant from being able to conduct its business in the Phase 3 Space for 12 or more consecutive days, after written notice of the breach is received or deemed received by Landlord, Tenant may take such action as is reasonably necessary to cure the breach. For avoidance of doubt purposes, except where another remedy is otherwise expressly provided in this Lease for a Landlord default, the above remedy shall be Tenant's sole and exclusive remedy for a default by Landlord. In this event, Landlord shall, upon demand (accompanied by reasonable documentation supporting the demand) reimburse Tenant for expenses reasonably incurred by Tenant in curing Landlord's breach, including legal expenses and reasonable attorneys' fees. If Landlord shall fail to promptly reimburse Tenant, Tenant may withhold or abate its rental payment due to the extent of the unreimbursed expenses. In the event of any dispute about Tenant's right to abate or withhold Rent or other sums payable to Landlord under this Lease, Tenant must deposit the disputed amounts in escrow in an interest-bearing account with Landlord's Lender, conditioned on resolution of the dispute by a final, non-appealable court order or by mutual written agreement of Landlord and Tenant. Any interest earned shall be paid to the party entitled to the escrowed funds and any fees of the escrow agent shall be paid by the party not entitled to the escrowed funds. Regardless of the outcome or resolution of the dispute, no Event of Default with respect to the subject matter of the dispute shall be deemed to have occurred so long as the disputed amounts are timely deposited in escrow by Tenant. Notwithstanding the foregoing, if Landlord has not timely cured a default and the costs which Tenant would reasonably incur to cure Landlord's default exceed a total of $50,000 in each occurrence, as alternative remedies, Tenant, at its election, may: (i) sue to specifically enforce Landlord's obligation; or (ii) terminate this Lease without any liability by giving Landlord written notice no less than 30 days' prior to the effective date of such termination; provided, in either event, that such alternative remedy is exercised by Tenant within 90 days of the date Tenant has given Landlord written notice of Landlord's default.

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17.4. Mitigation. Whenever a party is in default under this Lease, the non-defaulting party shall use commercially reasonable efforts to mitigate the damages resulting from the default. The parties acknowledge that the restrictions of the Ground Lease as to the type of tenants permitted to occupy the space in the Building will impair Landlord's ability to mitigate its damages by re-leasing the Premises.

18. SUBORDINATION/ATTORNMENT/ESTOPPEL.

18.1. Subordination. Depending on the requirements of the then Landlord's Lender, this Lease and the rights of Tenant will either be subordinate or superior to each Deed of Trust. If Tenant requests such, such subordination shall be subject to the terms of a written subordination, non-disturbance, and attornment agreement (an "SNDA") between Landlord's Lender and Tenant (and Landlord if requested by Landlord's Lender). Should Landlord's Lender request an SNDA, so long as the language and provisions comport with the provisions of this Lease and otherwise are customary for commercial real estate leases of this type, Tenant will execute an SNDA making this Lease superior or subordinate, as the case may be. Should Tenant fail to timely deliver the SNDA within 15 days of Landlord's Lender's request, then:

(a) Landlord shall be entitled to sign document in the name of Tenant and each guarantor;

(b) such failure shall be deemed an Event of Default without any further notice to Tenant; and/or

(c) Tenant shall pay to Landlord, as Additional Rent, $100.00 per day for each day past that 15-day period Tenant delays in delivering the SNDA;

provided that Landlord may not seek the remedies set forth in this subparagraph for as long as the delay is attributable to reasonable negotiations between the parties relating to the form or content of the SNDA.

Each SNDA shall: (i) be in writing; (ii) include language to the effect that, provided Tenant is not in default under this Lease beyond applicable notice and cure periods, Tenant's rights under this Lease shall not be disturbed or affected by any default by Landlord under the Deed of Trust; and (iii) otherwise include provisions customary for SNDAs for commercial real estate leases of this type. Upon Tenant's written request, Landlord shall use commercially reasonable efforts to cause the then current Landlord's Lender to enter into an SNDA in the form described in this Section.

18.2. Attornment. Tenant and any guarantor of this Lease shall be bound to a Successor under all of the terms of this Lease for the balance of the Term, with the same force and effect as if the Successor were Landlord under this Lease. Tenant and any guarantor of this Lease is deemed to attorn to the Successor as its landlord (but only on the express condition that Tenant's rights under this Lease shall not be disturbed or affected so long as Tenant is not in default beyond any applicable notice and cure periods under the terms of this Lease) and no further documents shall be required to effectuate the attornment. Provided Successor becomes legally bound to Tenant in respect of all of Landlord's duties and obligations accruing under this Lease on and after Successor acquires title, Landlord shall have no further liability under this Lease for duties or obligations thereafter accruing under this Lease and Tenant shall look solely to the Successor for any subsequent performance due by Landlord. Each written attornment agreement of Tenant shall: (i) include language to the effect that, provided Tenant is not in default under this Lease beyond applicable notice and cure periods, Tenant's rights under this Lease shall not be disturbed or affected by any default by Landlord under the Deed of Trust; and (iii) otherwise include provisions customary for attornment agreements for commercial real estate leases of this type.

18.3. Estoppel Certificate. Within 15 days after Landlord's or Landlord's Lender's written request, Tenant (and, if applicable, each Guarantor) shall execute a tenant estoppel certificate (a "TEC") setting forth the following facts with respect to this Lease: (i) its date of occupancy; (ii) the Term; (iii) the amount of periodic Rent then due and the date to which Rent is paid; (iv) whether or not it has any defense or offsets to the enforcement of this Lease; (v) its knowledge of any default or breach by Landlord under this Lease; and (vi) whether or not this Lease is in full force and effect, inclusive of all modifications and/or amendments, copies of which Tenant shall attach to the TEC. Tenant acknowledges that Landlord and any prospective purchaser or lender may rely on the TEC given by Tenant and each Guarantor. Should Tenant fail to deliver the TEC, within the 15-day period specified above:

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(a) Landlord, and any prospective purchaser or lender, may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (ii) that this Lease has not been cancelled or terminated except as otherwise represented by Landlord; (iii) that not more than one month's Base Rent or other charges have been paid in advance; and (iv) that Landlord is not in default under this Lease. Tenant shall be estopped from denying the truth of such facts; and/or

(b) Tenant shall pay to Landlord, as Additional Rent, $100.00 per day for each day past that 15-day period Tenant delays in delivering the TEC; provided that Tenant shall not be required to pay such charge if the delay is attributable to reasonable negotiations between the parties relating to the form or content of the TEC.

18.4. Landlord Lender's Rights. If Tenant is notified of Landlord's assignment of this Lease as security for a Deed of Trust and of the name and address of Landlord's Lender, Tenant shall not thereafter terminate or cancel this Lease for any default by Landlord without first giving written notice of its intention to do so to Landlord's Lender (the notice to describe in reasonable detail the nature and extent of the default) and affording Landlord's Lender the same opportunity (i.e., period of time) to cure the default as given Landlord under the terms of this Lease. Tenant waives the protection of any statute or rule of law which gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Premises upon the transfer of Landlord's' interest.

19. COVENANT OF TITLE AND QUIET ENJOYMENT. Landlord covenants and warrants to Tenant that Landlord has full right and lawful authority to enter into this Lease for the Term and that, provided Tenant is not in default beyond any applicable notice and cure period, Tenant's quiet and peaceable enjoyment of the Premises shall not be disturbed by Landlord or anyone claiming through Landlord. Tenant nevertheless acknowledges that portions of the Building may be under construction following Tenant's occupancy of the Premises, and that such construction may result in levels of noise, dust, obstruction of access, etc. which are in excess of that present in a fully constructed project. Tenant waives any and all rent offsets or claims of constructive eviction which may arise in connection with such construction; provided, however, that Landlord shall not materially impair, and shall use all commercially reasonable efforts to minimize any impact on, Tenant's business operations and access to the Premises in the performance of such construction and shall seek to coordinate anticipated interruptions in services or other disturbances with Tenant to the fullest extent possible.

20. RULES AND REGULATIONS.

20.1. Tenant's Obligation. Tenant shall be bound by the Rules & Regulations. Landlord may, from time to time, make additional rules and regulations or modifications to the Rules & Regulations which it deems reasonably necessary for the preservation of good order, safety, care, cleanliness and economical management of the Premises. Landlord shall use commercially reasonable efforts to cause compliance in all material respects with the Rules and Regulations by all tenants and other occupants of the Building; provided that: (i) Landlord shall in no event be liable for non-compliance; (ii) any such non-compliance shall not excuse Tenant from compliance; and (iii) Landlord may permit reasonable waivers so long as such waivers do not unreasonably interfere with or materially and adversely affect Tenant in the conduct of its business or violate any express rights granted to Tenant under this Lease. Landlord shall not enforce the Rules and Regulations against Tenant in a discriminatory manner.

20.2. Changes. Notwithstanding the above to the contrary: (a) Tenant shall be provided with written notice of any change in the Rules & Regulations; (b) Tenant shall be required to comply with only those Rules & Regulations which are applicable to all tenants in the Building; and (c) no change in the Rules & Regulations shall be made that would materially and adversely affect Tenant's ability to use the Premises for the Permitted Use.

21. EASEMENTS, RESTRICTIONS, AND RIGHTS OF WAY. The Premises are leased subject to all easements, restrictions and rights-of-way legally affecting the Premises. Landlord has no actual notice that these easements, restrictions, or rights-of-way prohibit the use of the Premises for the Permitted Use.

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22. LANDLORD'S RIGHT OF ENTRY. Subject to the Section 29 Landlord shall have the right to enter and to grant temporary licenses to enter the Premises in accordance with the terms of this Section to inspect the Premises, to exhibit the Premises to prospective tenants (provided such is limited to the period within one year prior to the Expiration Date ) or purchasers, to make alterations or repairs to the Premises or to the Building, for any purpose which Landlord shall deem necessary for the operation and maintenance of the Building and the general welfare and comfort of its tenants, or to abate any condition which constitutes a violation of any covenant or condition of this Lease. Landlord's exercise of these rights shall not constitute an actual or constructive eviction. Notwithstanding the foregoing, except in case of an emergency, Tenant may, at its option, bar Landlord from entry into certain areas of the Premises for bona fide confidentiality or safety reasons. Except in the case of emergencies or default: (i) Landlord shall give Tenant at least 24 hours' advance written notice (if the inspection relates to the Phase 1 Space or Phase 2 Space), and at least two business days’ advance written notice of entry (if the inspection relates to the Phase 3 Space ) of entry; (ii) entries shall be during business hours; (iii) any persons entering the Premises on behalf of Landlord shall be accompanied by one of Tenant's employees; and (iv) Landlord shall make reasonable efforts to minimize interference with Tenant's occupancy of the Premises. Tenant shall permit NCSU and its contractors, agents, and representatives to enter the Premises on the same terms provided to Landlord under this Section; provided that, in the event of an emergency, when entry to the Premises is reasonably necessary and neither Tenant nor Landlord is personally present to open and permit entry into the Premises, NCSU or NCSU's agent may enter the Premises by master key, code, card, or switch or may forcibly enter the Premises, without rendering NCSU or such agents liable for such entry and without, in any manner, affecting the obligations and covenants of this Lease.

23. LANDLORD'S LIABILITY. Notwithstanding anything in this Lease to the contrary, none of the Landlord Parties shall be liable to Tenant for:

(a) Any damage caused by or any act or negligence of any other occupant of the Building or by any owner or occupant of adjoining or contiguous property.

(b) Provided that causes of the damage are not directly under the care, custody, or control of Landlord, any damage caused to Tenant or its property due to the Premises, Building, or Common Area (or any part or appurtenances thereof) being or becoming out of repair or arising from the failure of any utility service. Tenant shall promptly report any defective condition in or about the Premises, Building, or Common Areas known to it to Landlord.

None of the Landlord Parties shall have any personal liability for any breach of this Lease or any claims relating to the relationship of the parties except to the extent of rental income, proceeds of sale, insurance proceeds, condemnation proceeds, and the like received by the exculpated party from the Building after the entry of a judgment in favor of Tenant and Tenant shall otherwise look solely to Landlord's interest in the Building for satisfaction. Any Landlord who transfers its title to the Premises is relieved of all liability with respect to the obligations of Landlord under this Lease to be performed on or after the date of transfer. Notwithstanding any other provisions in this Lease to the contrary, neither Landlord nor Tenant shall be liable to the other for any special, consequential, incidental, or punitive damages except: (a) this limitation shall not apply to a party's indemnification obligations; and (b) Tenant shall be liable for consequential damages with respect to a breach of its obligations under Section 15.

24. IDENTITY OF INTEREST. The relationship of the parties during the Term shall at all times be only that of a landlord and tenant. Nothing in this Lease shall be deemed or construed to have created the relationship of principal or agent or a partnership or joint venture between Landlord and Tenant.

25. FORCE MAJEURE. If Landlord or Tenant shall be delayed, hindered or prevented from the performance of any act required under this Lease (other than the payment of money) by reason of governmental restrictions, extreme weather or other act of God, scarcity of labor or materials, strikes, or any other reasons beyond its reasonable control, the performance of the act shall be excused for the period of delay, and the period for the performance of the act shall be extended for the period necessary to complete performance after the end of the period of the delay. If any such force majeure extends for a period of 30 days or longer, it shall be treated as a casualty and the provisions of Section 13 shall apply.

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26. ATTORNEY FEES. In the event that any legal action or any other action is brought to enforce this Lease, the unsuccessful party in the proceeding shall pay to the successful party the costs of the action, including reasonable attorneys' fees. "Reasonable Attorneys' Fees" shall be deemed to be those fees actually charged based upon time actually spent at customary and reasonable charges normally incurred for those type of services, as opposed to any statutory presumption which may then be in effect. This obligation shall survive a termination of this Lease.

27. BROKER. Landlord shall: (i) be solely responsible for any commissions due Landlord's Broker or other brokers contacted by or used by Landlord in connection with the negotiations or execution of this Lease; and (ii) indemnify Tenant and hold Tenant harmless from and against any and all cost, expense, or liability for commissions or other compensation or charges claimed by Landlord's Broker and any other broker or agent acting for Landlord with respect to this Lease. Tenant shall: (i) be solely responsible for any commissions due any brokers contacted by or used by Tenant in connection with the negotiations or execution of this Lease, other than Landlord's Broker, and (ii) indemnify Landlord and hold Landlord harmless from and against any and all cost, expense, or liability for commissions or other compensation or charges claimed by any broker or agent acting for Tenant with respect to this Lease.

28. HAZARDOUS SUBSTANCES.

28.1. Compliance. Tenant shall, at Tenant's own expense: (a) comply with all Environmental Laws and the requirements of Exhibit J; (b) comply with the provisions of Section 11.1(e) of the Ground Lease applicable to a "Permitted Subtenant"; and (c) make all submissions to, provide all information required by, and comply with all requirements of all governmental authorities (the "Authorities") under the Environmental Laws arising in connection with its obligations under this Section.

28.2. Tenant's Restrictions. Tenant shall not cause or permit to occur:

(a) Any violation of any Environmental Laws on, under, or about the Premises, or arising from Tenant's use or occupancy of the Premises, including soil and ground water conditions; or

(b) The use, generation, release, manufacture, production, processing, storage, or disposal of any Hazardous Substance on, under, or about the Premises, or the transportation to or from the Premises of any Hazardous Substance, except: (i) in de minimis quantities necessary for or incidental to Tenant's normal and customary conduct of business; and/or (ii) in strict compliance with all applicable Environmental Laws. Landlord acknowledges that Tenant will be using the substances listed in Exhibit H in the Premises, which use shall nevertheless be in accordance with all applicable governmental rules and regulations.

28.3. Remediation. Should any Authority or any third party demand that a cleanup plan be prepared and that a cleanup be undertaken because of any deposit, spill, discharge, or other release of Hazardous Substances that occurs at any time from Tenant's use or occupancy of the Premises, then Tenant, at its own expense shall: (i) prepare and submit the required plans and all related bonds and other financial assurances; and (ii) carry out all such cleanup plans.

28.4. Indemnification. Tenant shall indemnify, defend, and hold harmless the Landlord Parties from all fines, suits, procedures, claims, and actions of every kind, and all costs associated therewith (including reasonable attorneys' and consultants' fees) arising out of or in any way connected with any deposit, spill, discharge, or other release of Hazardous Substances which: (a) occurs at or from the Premises during the Term of this Lease; (b) arises at any time from Tenant's use or occupancy of the Premises; or (c) results from Tenant's failure to provide all information, make all submissions, and take all steps required by all Authorities under the Environmental Laws. Tenant's obligations and liabilities under this Section shall survive the termination of this Lease. These provisions relating to Tenant's environmental indemnification obligations shall not apply to events: (i) which occur at any time as a direct result of the acts or omissions of Landlord, its employees, agents, contractors, successors or assigns; (ii) which arise out of and are directly caused by events occurring before Tenant took possession of the Premises; (iii) which occur after Landlord, its employees, agents, contractors, successors or assigns have regained possession of the Premises; or (iv) which arise out of acts attributable to parties other than Tenant or its employees, agents, contractors, or invitees. The burden of proving the applicability of an exception to Tenant's indemnification obligation shall be on Tenant.

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29. PROPRIETARY INFORMATION. Landlord recognizes the need for confidentiality and the proprietary nature of the work Tenant may, under license or contractual agreement, perform in the Premises for itself or other third party research and development firms, and Landlord agrees to use all commercially reasonable efforts to maintain the confidentiality of such work (including customer identity and relationships, products, business processes, equipment configuration and specifications and any other development, production or manufacturing processes or activities) being performed in the Premises. Without limiting the foregoing, Landlord shall inform any third parties entering the Premises with or at the request or direction of Landlord of the proprietary and confidential nature of the work being performed therein, and, if requested by Tenant, in writing, and Tenant is not then in default under the terms of this Lease beyond any applicable notice and cure period, Landlord shall obtain from any such third party(ies) a commercially reasonable non-disclosure and non-competition agreement that is reasonably acceptable to Tenant in form and substance, which shall be executed and delivered to Tenant prior to entry by that third party.

30. EFFECT OF TERMINATION. Upon a termination of this Lease, neither party shall have any further obligations under this Lease except as to: (a) those obligations which have accrued on or before the date of termination and remain unsatisfied; (b) the indemnification obligations set out in this Lease; and/or (c) any obligations which by their nature would, or are expressly provided to, survive a termination of this Lease.

31. MISCELLANEOUS.

31.1. Interest. Any sums due to be paid by either party to or for the benefit of the other which are not paid when due shall bear interest from the due date to the date of payment at the lesser of the Interest Rate and the maximum legal interest rate permitted by law. Interest shall: (i) continue to accrue on past due sums at the Interest Rate after an entry of judgment; (ii) shall not be payable on any late charges incurred by Tenant; and (iii) not accrue if the payment is made in the applicable grace period provided under this Lease, if any.

31.2. Notices. To be effective, notices required under this Lease must be in writing and must either be: (a) personally served (deemed received on receipt or refusal of delivery); (b) delivered by a nationally recognized "next business day" express delivery service (deemed received the next business day after posting); (c) posted by certified United States Mail, postage prepaid, return receipt requested (deemed received three business days after posting); or (d) delivered via electronic mail (deemed received on receipt of transmission), provided, however, that if such communication is given via electronic mail, an original counterpart of such communication shall concurrently be sent in either manner specified above. Each document shall be addressed/transmitted as set out in the Lease Term Sheet or at such other address as may from time to time be designated in writing in accordance with this Subsection.

A copy of any default notices required to be sent to Tenant under this Lease shall be contemporaneously sent to:

Hutchison PLLC

3110 Edwards Mill Road

Suite 300

Attn: William N. Wofford

Email: bwofford@hutchlaw.com

A copy of any default notices required to be sent to Landlord under this Lease shall be contemporaneously sent to:

Burns, Day & Presnell, P.A.

2626 Glenwood Avenue - Suite 560

Raleigh, North Carolina 27608

Attn: James M. Day

Email: jday@bdppa.com

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Notices may be given on behalf of any party by that party's legal counsel and notices on behalf of Landlord may be given by the Managing Agent. Notwithstanding anything in this Lease to the contrary: (i) Statements and any demands for reimbursement may be posted by ordinary United States Mail; and (ii) parties to be copied on any notices need be copied only on notices of default.

31.3. Recording. This Lease shall not be recorded, but a memorandum of it (in the form of Exhibit K) may, at the expense of the recording party, be prepared and recorded in the County where the Premises are located.

31.4. Additional Acts. Each party will execute and deliver all other additional and necessary instruments and documents and do all other acts and things as may be reasonably necessary to more fully effectuate the transaction contemplated by this Lease.

31.5. Entire Agreement. This Lease constitutes the entire and exclusive agreement between the parties with respect to the leasing of the Premises. All prior agreements between the parties, whether oral or written, are merged into this document and shall be of no further force or effect. This Lease cannot be changed, modified or discharged other than by a written agreement signed by the party against whom enforcement of the change, modification or discharge is sought.

31.6. Binding Effect. Each and all of the covenants, terms, provisions, and agreements of this document shall be binding upon and inure to the benefit of the parties and, to the extent permitted by this Lease, their respective heirs, executors, administrators, legal representatives, successors and assigns; provided that Landlord shall have no obligation to Tenant's successor unless the rights or interests of Tenant's successor are acquired in accordance with the terms of this Lease.

31.7. Waiver. The delay or failure of either party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Lease shall not prevent a prior or subsequent act, which would have originally constituted a violation, from having the effect of an original violation. Any waiver by a party of any breach or default by the other must be in writing and will be effective only to the extent specifically set forth in that writing. Except as subsequently may be expressly acknowledged in writing by Landlord, no acceptance of Rent by Landlord after an Event of Default shall constitute a waiver by Landlord of any Event of Default or otherwise reinstate, continue, or extend the Term or affect any notice of termination given to Tenant prior to Landlord's receipt of such payment. No statement on a payment check from Tenant or in a letter accompanying a payment shall be binding on Landlord and Landlord may, with or without notice to Tenant, accept such payment and/or negotiate such check without being bound to the conditions of such statement.

31.8. Binding Arbitration. Except for any court action: (i) seeking injunctive relief (e.g., summary ejectment), in which case such action shall be strictly limited to such matters only; (ii) seeking to challenge the enforceability of the binding arbitration provisions of this Lease; or (iii) filed after a court of competent jurisdiction has declared such arbitration provisions to be unenforceable, all controversies and disputes between the parties arising out of or related to this Lease or the relationship of the parties under this Lease, irrespective of the type of claim, shall be determined by binding arbitration under the North Carolina Revised Uniform Arbitration Act (the "Act"). The decision of the arbitrator shall be final and binding on all parties to that proceeding and a judgment upon the arbitrator's award may be entered in any court having jurisdiction thereof. Except as expressly provided otherwise in this Lease, a party may initiate an arbitration proceeding by sending written notice of such (the "Arbitration Demand") to the other Party at any time prior to the date the claim is barred by the applicable statute of limitations. That notice shall specify the nature of the dispute. The arbitration shall be held in Raleigh, North Carolina. Notwithstanding any provisions of the Act to the contrary: (a) the parties shall be entitled to conduct discovery as provided under the North Carolina Rules of Civil Procedure so long as that discovery is concluded within 90 days of the date of the Arbitration Demand; (b) the parties shall comply with Rule 3 (b) - (d) of the Rules for Court-Ordered Arbitration in North Carolina; and (c) the arbitrator shall have the authority to award injunctive relief and to impose sanctions under NCRCP Rule 11 and other applicable rules. All disputes relating to discovery which cannot immediately be resolved by the parties shall be submitted to the arbitrator for an expedited ruling. The arbitration shall be conducted by a single arbitrator mutually acceptable to the parties, or, if the parties are unable to agree upon a single arbitrator within 20 days of the date of the Arbitration Demand, then by a single arbitrator appointed by a Wake County Superior Court Judge. Unless the arbitrator awards otherwise, the cost of the arbitration shall be ratably borne by the parties to the proceeding.

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31.9. Jurisdiction. This Lease shall be deemed executed and completed in North Carolina; the courts of North Carolina shall have exclusive jurisdiction over any matters (including torts) relating to or arising out of this Lease or the relationship of the parties under this Lease; and by their signatures below, the parties consent to the exclusive, personal jurisdiction by the courts of North Carolina and to venue in Wake County, North Carolina and irrevocably waive any objection thereto.

31.10. Time. Time is of the essence in connection with each and every provision of this Lease. If any time period under this Lease ends on a Saturday, Sunday, or any day on which the state courts of Wake County, North Carolina are closed, that time period shall be extended until the next business day.

31.11. Representations and Warranties. Each party, for itself, represents and warrants to the other that:

(i) It is duly constituted, in good standing, and qualified to do business in the State of North Carolina; it has the right, power, and authority to enter into this Lease and all related documents to be executed by it (collectively, the "Lease Documents") and to perform its obligations under the Lease Documents, as written; the execution and delivery of the Lease Documents have been duly authorized and the signatories signing on its behalf have the requisite authority to bind it to the obligations under the Lease Documents; and the Lease Documents constitute its valid and legally binding obligations, enforceable against it in accordance with their terms;

(ii) The execution and delivery of the Lease Documents, and the performance of its duties and obligations under the Lease Documents and of all other acts necessary and appropriate for the full consummation of this Lease, are consistent with and not in violation of any contract, agreement or other instrument to which it is a party, or any judicial order or judgment of any nature by which it is bound; and

(iii) It is not, and will not become, an entity with whom U.S. persons are restricted from doing business under the regulations of the Office of Foreign Asset Control ("OFAC") of the Department of Treasury (including those named on OFAC's Specially Designated and Blocked Persons list) or under any statute, executive order (including the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), the USA Patriot Act, or other governmental action.

The foregoing representations and warranties are made by each party with the knowledge and expectation that the other is placing complete reliance thereon and shall survive the execution of this Lease. Each party will not cause or permit any action to be taken which will cause any of its representations or warranties to be untrue. Each party agrees to indemnify and hold the other harmless from all liabilities, claims, losses, damages, and expenses (including reasonable attorneys' fees) relating to or arising out of a breach of these representations and warranties. This indemnification obligation shall survive the termination of this Lease.

33. ADDITIONAL LEASE PROVISIONS. Additional provisions of this Lease are contained in the attached Exhibits. These additional provisions shall control if in conflict with any of the foregoing provisions of this Lease.

[Signatures on Next Page]

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IN WITNESS WHEREOF, the undersigned have executed, sealed, and delivered this Lease as of the date first above written.

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EXHIBIT A

PREMISES DESCRIPTION

Exhibit A

LEGEND:

LEASE PREMISES: Red Outline

PHASE I:	TOTAL 1,828 RSF
PHASE II:	TOTAL 24,824 RSF
PHASE III:	TOTAL 13,768 RDF

PHASE II
Ground Floor
574 RSF
HAGERSMITH
BNK
FLUHRER REED
THE NONWOVENS
INSTITUTE
N

PHASE II
8,031 RSF
PHASE I
283 RSF
SECOND FLOOR TOTAL
8,314 RSF
HAGERSMITH
BNK
ARGOS @ THE
CENTER FOR
TECHNOLOGY &
INNOVATION
KEYSTONE
A-401

ii

PHASE II 16,219 RSF
PHASE I
61 RSF
PHASE I
1484
THIRD FLOOR
TOTAL
31,532 RSF
PHASE III
13,768 RSF
HAGERSMITH
BNK
ARGOS @ THE
CENTER FOR
TECHNOLOGY &
INNOVATION
KEYSTONE
A-402

iii

EXHIBIT B

RENEWAL OPTION

Provided Tenant complies with all terms and conditions of this Lease and, at the time of exercise, there is not a continuing Event of Default or a material Default (provided that any Default still within the cure period is subsequently cured within the applicable cure period), Tenant shall have two options to renew this Lease (each a "Renewal Option"), for an additional five years each (each a "Renewal Term"). Each Renewal Term shall be on the same terms and conditions of this Lease, including the Base Rent as provided in Exhibit F. If Tenant elects to exercise a Renewal Option, it shall give written notice to Landlord at least 365 days' prior to the then scheduled Expiration Date. Provided a Renewal Option has been properly exercised, it shall be irrevocable and wherever the term "Term" appears in this Lease, it shall include the exercised Renewal Term and the Expiration Date shall be extended for the length of that exercised Renewal Term. The Renewal Options are personal to the original Tenant and shall automatically expire on an assignment of this Lease or a subletting of the Premises by the original Tenant, except in the case of an assignment to an Affiliated Entity. The failure of Tenant to timely and properly exercise the first Renewal Option shall automatically void all subsequent Renewal Options granted under this Exhibit.

EXHIBIT C

BUILDING IMPROVEMENTS

The Building will be delivered in a "warm shell" condition and include the following:

Location: The Building is located within NCSU's Centennial Campus on the corner of Research Drive and Main Campus Drive.

LEED Certification: The shell of the Building will be designed and constructed as a LEED Silver building incorporating energy efficient design and sustainable features.

Space: The Building will be three stories and contain approximately 104,998 rentable square feet (107,598 gross square feet). The first floor consists of high bay industrial space and will house part of the NCSU NonWovens Institute, while the other two floors will be leasable shell office/laboratory space.

Construction: The Building will be constructed as a Type II B- Fully Sprinkled

Structural System: Composite steel frame and concrete floor slab system. The upper leasable floors in the Building will be designed for 100 lb. /sf floor loading. The floor to floor heights at these levels will be approximately 15'-4".

Exterior facade: The exterior walls will be constructed of brick veneer masonry with aluminum panel detailing over 2" rigid insulation on metal studs with 2" spray foam in the cavity.

Curtain Wall: Pre-finished aluminum curtainwall system with 1" tinted insulated high performance glass with low-e coating.

Windows: The window system is a thermally improved aluminum framing system with 1" insulated high performance glass. Windows typically start at 2'-0" above finished floor and extend to 9'-0" AFF. Windows will receive 1" mini blinds mounted in frame.

Roof: Single-ply mechanically fastened TPO roof membrane over mechanically fastened R-30 insulation.

Shared Common Areas:

-- 1st Floor Common Areas: The first floor is accessed from the drive off of Research Drive and the adjacent parking deck. There is a shared exterior dock for truck access and a wide corridor that leads to the service elevator and elevator lobby. This first floor elevator lobby contains terrazzo floors, painted walls, accent wood paneling, and electronic building directory. Tenant mailboxes, modern restrooms, and stairs are also located directly off this lobby.

-- 2nd Floor Common Areas: The second floor is accessed from two separate sides of the Building. One access is along Main Campus Drive and contains the larger formal building lobby. This two-story lobby contains terrazzo floors, painted walls, accent wood paneling, open ceiling with acoustical clouds, and a state of the art electronic building directory. An open stairwell in the middle of this lobby leads to a lounge area with a large screen television, seating, vending machines, and a large custom piece of artwork. The other side of the second floor is accessed from a bridge that spans from the adjacent parking deck to the Building. This side has an elevator lobby similar in size to the ground floor elevator lobby. This first floor elevator lobby contains terrazzo floors, painted walls, accent wood paneling, and a state of the art electronic building directory for way-finding. Modern restrooms are located off a shared corridor.

-- 3rd Floor Common Area: The majority of the third floor is intended for tenant use. There is a restroom core and this floor is served by two egress stairs.

Elevators: Two traction passenger elevators will be provided: (i) an elevator with a capacity of 3500 pounds and a speed of 150 fpm; and (ii) a larger 4500 pound service elevator. The elevator cabs will have custom cab wall treatments with polished stainless steel ceiling and flooring to match lobby.

Parking Deck: The parking deck will contain approximately 284 parking spaces. It will be constructed of precast concrete throughout, with the front of the deck facing Research Drive receiving a brick façade that compliments the adjacent building's architectural design. There are two stairs for vertical circulation, and a bridge on the highest level that connects to the 2nd floor of the Building over the access drive. There will be controlled gate access within this parking deck.

Mechanical System: The mechanical system includes all heating, ventilating, and cooling equipment and associated electrical and control wiring to supply conditioned air. The Building is served by chilled water and gas-fired condensing boilers (for preheat). Heating and air conditioning for the Building will be provided by chilled-water rooftop units. Medium pressure duct and exterior fan-powered box (FPB) units with electric reheat are installed for exterior exposures.

Each FPB unit contains a damper that modulates to control the amount of air delivered to the space it is serving. The damper position is controlled by the space thermostat. During the cooling season the cooled air shall be approximately 55º F. During the heating season the damper closes to a minimum position and the integral fan is powered on. The fan pulls air from the return air plenum and pushes air across the electric heating coils. This heated air is delivered to the space until the thermostat setpoint is met.

Tenants with spaces other than a typical office may require additional supplemental units and/or exhaust systems in their fit-up. Variable air volume boxes (dampers that serve interior areas) will be part of the tenant upfit.

Energy Management System: Computerized DDC energy management system and controls providing maximum comfort and minimizing energy consumption.

Plumbing System: A complete system of plumbing will be installed, consisting of sanitary drainage, storm drainage, and hot and cold water throughout the Building. Restrooms will be provided with auto-flush valve and infrared touch-less faucets.

Fire Protection System: The Building will be fully sprinkled per NFPA 13. Sprinkler heads in lay-in ceilings will be the white semi-recessed type and be installed centered in ceiling tiles. Sprinkler heads will be installed turned up in the tenant spaces due to the lack of a ceiling and then turned down as part of a tenant upfit.

Electrical System: The main service for the 2nd and 3rd floors of the Building is a 277/480V 2500 amp main switchboard and distribution panels for HVAC, lighting and convenience power are installed.

Each floor is fed via a 400 amp HVAC and a 400 amp lighting panel which are 277/480V. The lighting panel in turn feeds two 75kVA transformers on each floor and two 120V panels per transformer for power. Each panel is protected via a TVSS.

Fire Alarm: The Building will be equipped with a state of the art addressable fire alarm system, which is monitored 24 hours per day, 7 days a week.

Shell Tenant Space:

•	Floors will be broom clean concrete, ready for floor finish.
•	Core walls in the space and the tenant-side of exterior walls will be bare (i.e., not be finished with gypsum board).
•	The ceiling is designed to be installed at approximately 9'-0" AFF, with opportunities to go higher in some areas.
•	Emergency lighting only.

ii

EXHIBIT D

TENANT UPFIT

The plans and specification for the Tenant Upfit shall be subject to the reasonable approval of both parties. A copy of those approved plans and specification (the "Approved Plans & Specs") shall be initialed by each party in a separate instrument. If, despite reasonable efforts, the parties cannot agree on the Plans & Specs before the Plans & Specs Deadline, either party, as its sole and exclusive remedy, may submit such dispute to binding arbitration as contemplated under Section 31.8. Once approved, no material changes to the Approved Plans & Specs may be made without both parties' reasonable prior written consent. All approved changes shall be made in the form of a written change order (a "Change Order") setting forth the increased costs and/or anticipated delay in completion, if any, caused by that Change Order. Tenant shall reimburse Landlord for any increased costs, including any applicable supervision fees, resulting from a Change Order requested by Tenant within 20 days of Tenant's receipt of the invoice from Landlord for those increased costs.

The Tenant Upfit Budget shall be subject to the reasonable approval of both parties and shall include the CS Fee (defined below). Landlord shall use Danis Construction Company, LLC as the general contractor for the construction of the Tenant Upfit (the "GC"). As requested by Tenant, for each subcontract expected to exceed $50,000 in cost, Landlord shall require the GC to obtain up to three bids (each, a "Bid") from reputable, licensed subcontractors (the "Bidders") it proposes to use in connection with the construction of the Tenant Upfit. Each Bid shall separately identify a total construction cost for that Bidder's portion of the Tenant Upfit. Landlord shall provide copies of the Bids, along with each Bidder it has selected for the construction of the Tenant Upfit, to Tenant. Tenant shall have 10 days after its receipt of the Bids to notify Landlord, in writing, of its approval of, or objection to, the Bidders selected by Landlord. If, despite reasonable efforts, the parties cannot agree on the Tenant Upfit Budget or all of the Bidders by the Budget Approval Deadline, either party, as its sole and exclusive remedy, may submit such dispute to binding arbitration as contemplated under Section 31.8.

The Managing Agent shall receive a fee for its supervision of the construction of the Tenant Upfit (the "CS Fee"). The total CS Fee due from Tenant shall equal the lesser of: (i) 5.0% of all hard costs incurred in the construction of the Tenant Upfit; and (ii) $250,000.00 (the "Cap"). For this purpose, the items to be included in "hard costs" shall be those items identified as such in the mutually approved Tenant Upfit Budget. The CS Fees shall be earned throughout the construction period and paid in installments (the "CSF Installments") as and when the GC is paid for the costs it has incurred in constructing the Tenant Upfit. Until the Cap is reached, each CSF Installment shall equal 5.0% of the draw request filed by the GC under its construction contract with Landlord and shall be paid within 15 days of the GC's submission of each draw request. To the extent sufficient funds remain in the Tenant Upfit Allowance, the CSF Installments shall be paid to Manager by Landlord and such amounts credited as payments of the Tenant Upfit Allowance. To the extent necessary, thereafter the CSF Installments shall be paid to Manager by Tenant within 15 days of the GC's submission of each subsequent draw request.

EXHIBIT E

CONSTRUCTION SCHEDULE

CS-1. In addition to other terms defined elsewhere in this Lease, the following capitalized words and phrases shall have the indicated meanings in this Lease unless the context otherwise requires:

Target Phase I Space Delivery Date: February 15, 2017

Target Phase II Space Delivery Date: May 16, 2017

Target Phase III Space Delivery Date: July 31, 2017

Outside Delivery Date: June 16, 2017 for the Phase II Space and August 31, 2017 for the Phase III Space

Tenant Delays: Delays in completion of the Tenant Upfit caused by or attributable to Tenant.

Landlord Delays: Delays in completion of the Tenant Upfit caused by or attributable to Landlord.

Substantial Completion/Substantially Completed: When a Phase may be lawfully occupied by Tenant (i.e., a certificate of occupancy or temporary certificate of occupancy has been issued) for the normal conduct of its business, notwithstanding that minor or insubstantial details of construction, decoration, or mechanical adjustment remain to be performed.

CS-2. Landlord shall use commercially reasonable efforts to cause the Tenant Upfit for each Phase to be Substantially Completed by the applicable delivery date specified in this Exhibit (each a "Target Delivery Date") and, in any event, for the applicable Outside Delivery Date. Each of these dates shall automatically be extended for the following (the "Permitted Delays"): (a) Tenant Delays (including Tenant's failure to provide Landlord with everything reasonably necessary to reasonably enable Landlord to complete the construction drawings for the Premises by the Plans & Specs Deadline, (provided that Tenant has a minimum of 10 business days to review the construction budget), and Tenant Change Orders); (b) delays in construction caused by weather; (c) each day in excess of 30 days after Landlord's application that it takes Landlord to get the building permit for the Tenant Upfit; (d) delays in construction caused by the unavailability of construction materials or equipment due to causes beyond Landlord's reasonable control; and/or (e) delays in governmental approvals.

CS-3. Landlord shall deliver possession of each Phase to Tenant promptly after it has Substantially Completed the Tenant Upfit applicable to that Phase. A delay in Landlord's delivery of a Phase by its Target Delivery Date shall not affect the validity of this Lease or Tenant's obligations under this Lease, nor, except as provided in Section CS-5, shall Landlord be subject to any liability for that delay. Notwithstanding anything in this Lease to the contrary, Tenant's sole and exclusive remedy for Landlord's failure to deliver a Phase by its Target Delivery Date shall be as provided in Section CS-5 below. Landlord and Tenant agree to confirm the actual delivery date for each Phase, in writing, prior to Tenant's occupancy of that Phase.

CS-4. If Substantial Completion for Phase II is delayed past its Target Delivery Date due to Tenant Delays, Tenant shall pay to Landlord an amount equal to the Per Diem Rent, for each day of delay in Substantial Completion caused by those Tenant Delays (the "Delay Rent"). (For example, if the date of Substantial Completion is 15 days past the Target Commencement Date and ten of those days of delay are attributable to Tenant Delays, the Delay Rent to be paid by Tenant shall equal 10 days' worth of Per Diem Rent.) In that event, the payment of the first month's Rent due under this Lease shall be accompanied by payment of the Delay Rent.

CS-5. If the Target Delivery Date for a Phase has not occurred until after that Phase's applicable Outside Delivery Date other than because of Permitted Delays, Tenant shall, as its sole remedy, receive a credit against the Base Rent otherwise due, calculated as provided below, for each day of delay in Substantial Completion past the applicable Outside Delivery Date caused by Landlord Delays (the "Delay Credit"). This Delay Credit shall be calculated as follows: (i) for each of the first 45 days actual delivery is delayed past its Outside Delivery Date, an amount equal to 50% of the Per Diem Rent; and (ii) thereafter for each day actual delivery is delayed past its Outside Delivery Date, an amount equal to the Per Diem Rent. In that event, the payments of Base Rent due under this Lease shall be credited for the amount of the Delay Credit until such time as the total amount of the Delay Credit is exhausted. The Delay Credit shall be Tenant's sole and exclusive remedy for Landlord's failure to meet an Outside Delivery Date.

CS-6. Landlord shall provide any updates to the Construction Schedule to Tenant promptly after any changes and no less often than every other week.

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EXHIBIT F

BASE RENT SCHEDULE

LEASE PERIOD (Mos.)*	INSTALLMENT AMOUNT**	PAYMENT AMOUNT**

01 - 03	$87,576.67/mo.	$43,788.33/mo.
04 - 15	$87,576.67/mo.	$87,576.67/mo.
16 - 27	$90,203.97/mo.	$90,203.97/mo.
28 - 39	$92,910.09/mo.	$92,910.09/mo.
40 - 51	$95,697.39 /mo.	$95,697.39 /mo.
52 - 63	$98,568.31 /mo.	$98,568.31 /mo.
64 - 75	$101,525.36/mo.	$101,525.36/mo.
76 - 87	$104,571.12/mo.	$104,571.12mo.
88 - 99	$107,708.25/mo.	$107,708.25/mo.
100 - 111	$110,939.50 /mo.	$110,939.50 /mo.
112 - 123***	$114,267.69/mo.	$114,267.69/mo.
124 - 135	$117,695.72 /mo.	$117,695.72 mo.
136 - 147	$121,226.59 /mo.	$121,226.59 /mo.
148 - 159	$124,863.39 /mo.	$124,863.39 /mo.
160 - 171	$128,609.29 /mo.	$128,609.29 mo.
172 - 183***	$132,467.57 /mo.	$132,467.57 /mo.
184 - 195	$136,441.59 /mo.	$136,441.59 mo.
196 - 207	$140,534.84.	$140,534.84 /mo.
208 - 219	$144,750.89 /mo.	$144,750.89 /mo.
220 - 231	$149,093.41 /mo.	$149,093.41 /mo.
232 - 243	$153,566.22 /mo.	$153,566.22 mo.

* The "Lease Periods" are calculated from the Rent Commencement Date. For avoidance of doubt purposes, the parties acknowledge that: (i) Tenant shall not pay Base Rent or Additional Rent for the Phase I Space until the Phase II Space is delivered to Tenant (i.e., the Rent Commencement Date); and (ii) Tenant shall pay Base Rent and Additional Rent for the entire Premises on and after the Rent Commencement, notwithstanding that the delivery of the Phase III Space will not be until sometime after that date.

**The Installment Amounts reflect the stated amount of Base Rent payment to be paid by Tenant each month of the Term and the Payment Amounts reflect the actual amount of Base Rent payment to be paid by Tenant each month of the Term after factoring in the Rent Abatement.

***Rent after the 123rd month through the 183rd month is applicable only if Tenant timely and properly exercises the first Renewal Option. Rent after the 183rd month through the 243rd month is applicable only if Tenant timely and properly exercises the second Renewal Option.

EXHIBIT G

LETTER OF CREDIT TERMS

If Tenant elects to fund the Security Deposit with a Letter of Credit, the following terms and conditions shall be applicable:

LCT-1. DEFINITIONS: For purposes of this Exhibit, the following terms shall have the indicated meanings:

"ADAPT Study" refers to that clinical trial called "The Autologous Dendritic Cell Immunotherapy (AGS-003) Plus Standard Treatment of Advanced Renal Cell Carcinoma".

"Cash Assets" refers to the amount of Tenant's cash assets as of the date of calculation.

"Cash Burn Rate" refers to Tenant's average monthly decrease in capital projected over the ensuing 12-month period as of the date of calculation.

"Cash Certification" means a written certification, signed by an officer of Tenant, of the Cash Assets and the Cash Runway as of the date of certification.

"Cash Runway" refers to the Cash Assets divided by the projected Cash Burn Rate as of the date of calculation. (For example, if as of the date of calculation the Cash Assets are $40,000,000 and the 12-months forward Cash Burn Rate is projected at $3,000,000 per month, the Cash Runway would be 13.33 months.)

"Credit Amount" refers to the amount of the Letter of Credit .

"IDMC" refers to the Independent Data Monitoring Committee.

"Issuer" refers to the issuer of the Letter of Credit as of the date of determination.

"Maximum Draw Amount" is defined in Section LTC-3.1.

"Minimum Cash Balance" means the sum of $36,000,000.

"Performance Benchmark" refers to at least a four-month improvement in survival rates attributable to Tenant's drug, as compared to the control arm, as reflected in the topline read-out of the final data from the ADAPT Study.

"Qualified Issuer" means a commercial bank: (i) which is either a duly chartered national banking association or a duly chartered North Carolina state banking with offices in Raleigh, NC; (ii) which is insured by the Federal Deposit Insurance Corporation; (iii) whose long-term, unsecured and unsubordinated debt obligations are, at issuance of the Letter of Credit and thereafter, rated in the highest category by at least two of the Rating Agencies (i.e., currently "AAA" for Fitch, "Aaa" for Moody's, and "AAA" for S&P); and (iv) which has, at issuance of the Letter of Credit and thereafter, a short term deposit rating in the highest category for at least two Rating Agencies (i.e., currently "F1" for Fitch, "P-1" for Moody's, and "A-1" for S&P)

"Rating Agencies" refers to Fitch Ratings Ltd. ("Fitch"), Moody's Investors Service, Inc. ("Moody's"), and Standard & Poor's Ratings Services ("S&P"), or their respective successors.

"SD Condition" refers to each benchmark described in Section LCT-3 that must be satisfied to warrant a change in the amount of the Security Deposit.

"SEC Reports" refers to Tenant's Quarterly 10-Q Report or Tenant's Annual 10-K Report, as the case may be, filed with the SEC.

"Supporting Documentation" refers to documentation confirming that the applicable SD Condition has been satisfied, including the following:

(i) SEC Reports, which Tenant shall provide copies of to Landlord within 10 business days of each filing with the SEC;

(ii) Written confirmation from an authorized representative of the IDMC; and

(iii) Cash Certifications, which shall be provided to Landlord on a monthly basis, within 10 business days after the end of each calendar month.

LCT-2. LETTER OF CREDIT:

2.1. Terms. Except where Landlord otherwise agrees, in its sole discretion: (i) the Credit Amount shall be fixed at $2,400,000.00 for the entire Term; and (ii) the Letter of Credit must be in the form attached as Exhibit G-1.

2.2. Maintenance of Letter of Credit. Tenant shall, at its sole expense: (a) keep the Letter of Credit in place for as long as a Security Deposit is required under the terms of this Lease; and (b) cause the Letter of Credit to be amended, replaced, or re-issued in substantially the same form if: (i) Landlord changes its notice address; (ii) Landlord collaterally assigns the Letter of Credit to the Landlord's Lender or transfers the Letter of Credit to a Successor; (iii) the original Letter of Credit is lost, stolen, mutilated, or destroyed; and (iv) each time, if ever, the Credit Amount changes.

2.3. Landlord Draws. Landlord shall be authorized to draw on the Letter of Credit: (a) as provided in Section 6.1; (b) if Tenant fails to renew or replace the Letter of Credit within ten business days after the Issuer notifies Landlord that Issuer is not renewing the Letter of Credit; or (c) notwithstanding anything in this Lease to the contrary, immediately, without further notice to Tenant or opportunity to cure, upon a filing of voluntary bankruptcy by, or involuntary bankruptcy against, Tenant. In the case of (b) or (c) above, Landlord may, in its discretion, immediately draw the full amount of the Letter of Credit and either: (i) treat such event as an immediate Event of Default, with no further notice or cure periods, and apply the cash received from that draw towards payment of all amounts recoverable by Landlord under Section 17.2; or (ii) not terminate the Lease; but credit the cash received from that draw against the amount of the Security Deposit required of Tenant under this Lease.

LCT-3. MAXIMUM DRAW AMOUNT: Notwithstanding the Credit Amount or anything in this Lease to the contrary, the maximum amount drawable by Landlord under the Letter of Credit (the "Maximum Draw Amount") as of a particular date shall be determined as follows:

3.1. Calculation Formulas.

(a) The initial Maximum Draw Amount shall be $2,400,000.

(b) If the IDMC determines at its February 2017 meeting that, based on positive test results, the ADAPT Study should continue, and provides written confirmation of that determination to Landlord, the Maximum Draw Amount shall be reduced to $1,800,000.

(c) If by July 31, 2017 both: (i) the Performance Benchmark has been met; and (ii) Tenant has, since February 1, 2017, received at least $70,000,000 in a combination of equity capital and/or upfront proceeds from a partnership with a third party, the Maximum Draw Amount shall be reduced to $1,200,000.

(d) Starting with the SEC Report for the quarter ending June 30, 2017, if as of the date of the SEC Report (i.e., each end of calendar quarter), the Cash Runway reflected in the Cash Certification for that same date is 12 months or greater, the Maximum Draw Amount shall be $1,200,000.

(e) If after the 40th full month of the Term Tenant continuously maintains a Cash Runway of not less than 12 months, the Maximum Draw Amount shall be reduced, on an annual basis, as follows:

ii

Adjustment Date	Maximum Draw Amount

End of 52nd full month of the Term	$ 1,000,000
End of 64th full month of the Term	$ 800,000
End of 76th full month of the Term	$ 600,000
End of 88th full month of the Term	$ 400,000
End of 100th full month of the Term	$ 200,000

(For avoidance of doubt purposes, the Maximum Draw Amount can never be reduced below $200,000 pursuant to this subparagraph (e).) If at any Adjustment Date the Cash Runway is less than 12 months, no further adjustments in the Maximum Draw Amount shall be made as otherwise contemplated above, and the amount of Maximum Draw Amount shall be determined as provided under Section LTC-3.2.

3.2. Formula Exceptions. Notwithstanding Section LTC-3.1 to the contrary:

(a) If as of the date of an SEC Report (i.e., each end of calendar quarter), the Cash Runway reflected in the Cash Certification for that same date is less than 12 months, the Maximum Draw Amount shall be set at the amount called for in the following chart:

Cash Runway	Maximum Draw Amount
9 months or greater, but less than 12 months	$1,500,000
6 months or greater, but less than 9 months	$1,800,000
3 months or greater, but less than 6 months	$2,100,000
Less than 3 months	$2,400,000

The provisions of this Section LTC-3.2(a) control all of the provisions in Section LTC-3.1.

(b) If a Cash Certification reflects that Tenant's Cash Assets are less than the Minimum Cash Balance, the Maximum Draw Amount shall be $2,400,000. The provisions of this Section LTC-3.2(b) control the provisions in Section LTC-3.2(a) and all of the provisions in Section LTC-3.1.

(c) No decease in the Maximum Draw Amount otherwise contemplated to take effect pursuant to this Section or Section LTC-3.1 shall be made if, at the time the adjustment was to be made, an Event of Default has occurred and is continuing under this Lease. The provisions of this Section LTC-3.2(c) control the provisions in Section LTC-3.2(a) & (b) and all of the provisions in Section LTC-3.1.

(d) As of the date an Insolvency Proceeding occurs with respect to Tenant, the Maximum Draw Amount shall immediately become, and remain at, $2,400,000.00. The provisions of this Section LTC-3.2(d) control all other provisions in Section LTC-3.

3.3. Changes. Each change in the Maximum Draw Amount mandated under this Exhibit shall be effective, automatically, as of the first day of the calendar month following the satisfaction of the SD Condition. Within 10 days after each receipt of Supporting Documentation from Tenant or at such other times as Landlord determines that a change in the Maximum Draw Amount is mandated under this Exhibit, Landlord shall send its calculation of the then required Maximum Draw Amount to Tenant. If Tenant disputes Landlord's calculation of the Maximum Draw Amount, at any time within the 10 days after its receipt or deemed receipt of that calculation, Tenant may serve written notice on Landlord demanding arbitration of that dispute. The Maximum Draw Amount as ordered by the arbitrator's decision shall be effective as of the date of that decision. If there is no timely demand for arbitration, that Maximum Draw Amount calculated by Landlord shall be deemed correct in all respects and shall no longer be open to challenge by Tenant.

LCT-4. ISSUER DEFAULT: If at any time: (i) the Issuer is no longer a Qualified Issuer; or (ii) the Issuer's financial condition changes in any other materially adverse way (as determined by Landlord in its sole discretion), within five business days after its receipt of written notice of such from Landlord, Tenant shall deliver to Landlord a replacement Letter of Credit which is issued by another Qualified Issuer and which otherwise meets the requirements of this Exhibit. Notwithstanding anything in this Lease to the contrary, if Tenant fails to timely deliver the replacement Letter of Credit, Landlord may, in its discretion, immediately draw the full amount of the Letter of Credit and either: (a) treat such event as an immediate Event of Default, with no further notice or cure periods, and apply the cash received from that draw towards payment of all amounts recoverable by Landlord under Section 17.2; or (b) not terminate the Lease; but credit cash received from that draw against the amount of the Security Deposit required of Tenant under this Lease.

iii

LCT-5. GENERAL:

(a) Tenant shall be solely responsible for any and all costs and bank charges associated with the issuance of the original Letter of Credit and each assignment, transfer, renewal, amendment, replacement, or re-issuance of the Letter of Credit. Payment of those fees shall not, however, be a condition to the exercise of Landlord's rights under the Letter of Credit.

(b) All calculations of Cash Assets and Cash Burn Rate required to be made under this Exhibit shall be made based on the figures reflected in the SEC Reports.

(c) The calculation of the Maximum Draw Amount shall be a "point in time" calculation (i.e., the amount drawable as of the date of determination) and such calculation shall not include any draws taken by Landlord under the Letter of Credit prior to the date of that calculation.

iv

EXHIBIT G - 1

FORM OF LETTER OF CREDIT

Wells Fargo Bank, N.A.
U.S. Trade Services
Standby Letters of Credit
401 N. Research Pkwy, 1st Floor
MAC D4004-017,
Winston-Salem, NC 27101-4157
Phone: 1(800) 776-3862 Option 2
E-Mail: sblc-new@wellsfargo.com

THIS SAMPLE WORDING IS PRESENTED WITHOUT ANY RESPONSIBILITY ON OUR PART. THIS PROFORMA IS PROVIDED TO YOU AT YOUR REQUEST ONLY AS SUGGESTED WORDING FOR THE LETTER OF CREDIT. PLEASE NOTE THAT THE LETTER OF CREDIT IS IN DRAFT FORM ONLY AND REMAINS UNISSUED AND IS NOT AN ENFORCEABLE INSTRUMENT.

APPLICANT(S) HEREBY AGREE WITH THE FORM AND WORDING OF THE FOLLOWING PROFORMA LETTER OF CREDIT, AND REQUEST THAT WELLS FARGO BANK, N.A. ISSUE THE LETTER OF CREDIT WITH SUCH FORM AND WORDING. IF THERE ARE MULTIPLE APPLICANTS FOR THE LETTER OF CREDIT, THE SIGNATURE OF ONE APPLICANT DENOTES APPROVAL BY ALL APPLICANTS AND BINDS ALL APPLICANTS.

BY: ______________________________

NAME AND TITLE:

THIS PROFORMA LETTER OF CREDIT IS AN INTEGRAL PART OF THE APPLICATION AND AGREEMENT FOR THE ISSUANCE OF THE LETTER OF CREDIT. THE LETTER OF CREDIT CANNOT BE ISSUED UNTIL THE PROFORMA LETTER OF CREDIT IS RETURNED TO US WITH THE APPLICANT'S SIGNATURE ABOVE.

Irrevocable Standby Letter Of Credit

Number: IS0475136U
Issue Date: January 9, 2017

Proforma

BENEFICIARY	APPLICANT
KEYSTONE-CENTENNIAL II, LLC A NORTH CAROLINA LIMITED LIABILITY COMPANY 5410 TRINITY ROAD, SUITE 215 ATTN: JAMES C. LITTLE RALEIGH, NORTH CAROLINA 27607	ARGOS THERAPEUTICS, INC. A DELAWARE CORPORATION 4233 TECHNOLOGY DRIVE DURHAM, NORTH CAROLINA 27704

LETTER OF CREDIT ISSUE AMOUNT USD 2,400,000.00 EXPIRY DATE JANUARY 9, 2018

LADIES AND GENTLEMEN:

WE HAVE BEEN INFORMED BY THE APPLICANT THAT THIS LETTER OF CREDIT IS BEING ISSUED AS REQUIRED UNDER THE TERMS OF THAT LEASE AGREEMENT WITH AN EFFECTIVE DATE OF ******PLEASE PROVIDE LEASE DATE PRIOR TO ISSUANCE****** FOR PREMISES AT THAT BUILDING IDENTIFIED AS "CENTER FOR TECHNOLOGY AND INNOVATION", LOCATED AT 1010 MAIN CAMPUS DR., RALEIGH, NC (AS MAY BE AMENDED, THE "LEASE") BETWEEN APPLICANT, AS TENANT, AND BENEFICIARY, AS LANDLORD.

Page 1 of 8

Each page of this document is an integral part
of this Irrevocable Standby Letter of Credit Number **IS0475136U**

ISSUER ESTABLISHES ITS IRREVOCABLE STANDBY LETTER OF CREDIT IN FAVOR OF BENEFICIARY AND FOR THE ACCOUNT OF APPLICANT IN THE AMOUNT OF TWO MILLION FOUR HUNDRED THOUSAND DOLLARS ($2,400,000.00), (THE "CREDIT AMOUNT"), EFFECTIVE IMMEDIATELY.

FUNDS UNDER THIS LETTER OF CREDIT ARE AVAILABLE TO BENEFICIARY BY ITS SIGHT DRAFT IN THE FORM ATTACHED AS EXHIBIT A, DULY COMPLETED AND EXECUTED BY BENEFICIARY, ACCOMPANIED BY ONE OF THE FOLLOWING STATEMENTS (EACH A "STATEMENT") SIGNED BY AN AUTHORIZED REPRESENTATIVE OF BENEFICIARY STATING THAT:

(A)"THE UNDERSIGNED BENEFICIARY IS ENTITLED TO DRAW UPON THIS LETTER OF CREDIT PURSUANT TO THE TERMS OF THE LEASE AND THE UNDERSIGNED BENEFICIARY HEREBY MAKES DEMAND FOR THE PAYMENT OF THE LETTER OF CREDIT."

(B) "THE LETTER OF CREDIT IS DUE TO EXPIRE WITHIN 95 DAYS AND APPLICANT HAS NEITHER REPLACED THE LETTER OF CREDIT NOR CAUSED THE EXPIRY DATE TO BE EXTENDED AS REQUIRED UNDER THE LEASE."

EACH STATEMENT SHALL BE CONCLUSIVE AS TO SUCH MATTERS AND ISSUER WILL ACCEPT SUCH AS BINDING AND CORRECT WITHOUT HAVING TO INVESTIGATE OR HAVING TO BE RESPONSIBLE FOR THE ACCURACY, TRUTHFULNESS, OR VALIDITY THEREOF OR ANY PART THEREOF AND NOTWITHSTANDING THE CLAIM OF ANY PERSON TO THE CONTRARY. THIS LETTER OF CREDIT PERMITS MULTIPLE DRAWINGS. THE AMOUNT OF ANY DRAWING UNDER THIS LETTER OF CREDIT WILL PERMANENTLY REDUCE THE CREDIT AMOUNT. THE PRESENTATION OF ORIGINAL LETTER OF CREDIT SHALL ONLY BE REQUIRED WHERE THE FULL CREDIT AMOUNT IS BEING DRAWN.

DRAWINGS MAY ALSO BE PRESENTED TO US BY FACSIMILE TRANSMISSION TO FACSIMILE NUMBER 336-735-0952 (EACH SUCH DRAWING, A "FAX DRAWING"); PROVIDED, HOWEVER, THAT A FAX DRAWING WILL NOT BE EFFECTIVELY PRESENTED UNTIL YOU CONFIRM BY TELEPHONE OUR RECEIPT OF SUCH FAX DRAWING BY CALLING US AT TELEPHONE NUMBER **1-800-776-3862**. IF YOU PRESENT A FAX DRAWING UNDER THIS LETTER OF CREDIT YOU DO NOT NEED TO PRESENT THE ORIGINAL OF ANY DRAWING DOCUMENTS, AND IF WE RECEIVE ANY SUCH ORIGINAL DRAWING DOCUMENTS THEY WILL NOT BE EXAMINED BY US. IN THE EVENT OF A FULL OR FINAL DRAWING THE ORIGINAL STANDBY LETTER OF CREDIT MUST BE RETURNED TO US BY OVERNIGHT COURIER.

THIS LETTER OF CREDIT IS TRANSFERABLE ONE OR MORE TIMES, BUT IN EACH INSTANCE ONLY TO A SINGLE TRANSFEREE AND ONLY IN THE FULL AMOUNT AVAILABLE TO BE DRAWN UNDER THE LETTER OF CREDIT AT THE TIME OF SUCH TRANSFER. ANY SUCH TRANSFER MAY BE EFFECTED ONLY THROUGH WELLS FARGO BANK, N.A. AND ONLY UPON PRESENTATION TO US AT OUR PRESENTATION OFFICE SPECIFIED HEREIN OF A DULY EXECUTED TRANSFER REQUEST IN THE FORM ATTACHED HERETO AS EXHIBIT B, WITH INSTRUCTIONS THEREIN IN BRACKETS COMPLIED WITH, TOGETHER WITH THE ORIGINAL OF THIS LETTER OF CREDIT AND ANY AMENDMENTS THERETO. EACH TRANSFER SHALL BE EVIDENCED BY OUR ENDORSEMENT ON THE REVERSE OF THE ORIGINAL OF THIS LETTER OF CREDIT, AND WE SHALL DELIVER SUCH ORIGINAL TO THE TRANSFEREE. THE TRANSFEREE'S NAME SHALL AUTOMATICALLY BE SUBSTITUTED FOR THAT OF THE BENEFICIARY WHEREVER SUCH BENEFICIARY'S NAME APPEARS WITHIN THIS STANDBY LETTER OF CREDIT. ALL CHARGES IN CONNECTION WITH ANY TRANSFER OF THIS LETTER OF CREDIT ARE FOR THE APPLICANT'S ACCOUNT.

WE ARE SUBJECT TO VARIOUS LAWS, REGULATIONS AND EXECUTIVE AND JUDICIAL ORDERS (INCLUDING ECONOMIC SANCTIONS, EMBARGOES, ANTI-BOYCOTT, ANTI-MONEY LAUNDERING, ANTI-TERRORISM, AND ANTI-DRUG TRAFFICKING LAWS AND REGULATIONS) OF THE U.S. AND OTHER COUNTRIES THAT ARE ENFORCEABLE UNDER APPLICABLE LAW. WE WILL NOT BE LIABLE FOR OUR FAILURE TO MAKE, OR OUR DELAY IN MAKING, PAYMENT UNDER THIS LETTER OF CREDIT OR FOR ANY OTHER ACTION WE TAKE OR DO NOT TAKE, OR ANY DISCLOSURE WE MAKE, UNDER OR IN CONNECTION WITH THIS LETTER OF CREDIT [(INCLUDING, WITHOUT LIMITATION, ANY REFUSAL TO TRANSFER THIS LETTER OF CREDIT)] THAT IS

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REQUIRED BY SUCH LAWS, REGULATIONS, OR ORDERS.

IF A PRESENTATION DOES NOT CONFORM TO THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, ISSUER SHALL PROMPTLY (BUT IN NO EVENT MORE THAN THREE BUSINESS DAYS AFTER ISSUER'S RECEIPT OF THE PRESENTATION) GIVE BENEFICIARY NOTICE THAT: (A) THE ATTEMPTED DRAW ON THIS LETTER OF CREDIT WAS NOT EFFECTED IN ACCORDANCE WITH ITS TERMS, STATING THE REASONS THEREFOR; AND (B) ISSUER IS HOLDING ANY DOCUMENTS AT BENEFICIARY'S DISPOSAL OR IS RETURNING THEM TO BENEFICIARY, AS BENEFICIARY MAY ELECT. UPON BEING NOTIFIED THAT THE PURPORTED DRAW ON THIS LETTER OF CREDIT WAS NOT EFFECTED IN CONFORMITY WITH ITS TERMS, BENEFICIARY MAY ATTEMPT TO CORRECT ANY SUCH NONCONFORMING DEMAND FOR PAYMENT PRIOR TO EXPIRY. ISSUER'S FAILURE TO TIMELY NOTIFY BENEFICIARY OF A DEFECTIVE PRESENTATION SHALL IRREVOCABLY ESTOP ISSUER FROM REFUSING TO HONOR THE REQUESTED DRAW.

DRAFTS DRAWN AND PRESENTED IN COMPLIANCE WITH THE TERMS OF THIS LETTER OF CREDIT WILL BE HONORED BY ISSUER IF PRESENTED AT ANY TIME ON OR BEFORE ISSUER'S CLOSE OF BUSINESS IN WINSTON-SALEM, NORTH CAROLINA ON THE EXPIRY DATE. ISSUER WILL PAY A COMPLIANT DRAW IN ACCORDANCE WITH BENEFICIARY'S INSTRUCTIONS PROVIDED ON THE SIGHT DRAFT.

IT IS A CONDITION OF THIS LETTER OF CREDIT THAT IT SHALL BE DEEMED AUTOMATICALLY EXTENDED WITHOUT WRITTEN AMENDMENT FOR ONE YEAR PERIODS FROM THE PRESENT OR ANY FUTURE EXPIRY DATE UNLESS AT LEAST NINETY FIVE (95) DAYS PRIOR TO SUCH EXPIRY DATE, WE SEND THE BENEFICIARY NOTICE AT THE ABOVE STATED ADDRESS AND A COPY TO BURNS, DAY & PRESNELL, P.A., 2626 GLENWOOD AVENUE - SUITE 560, RALEIGH, NORTH CAROLINA 27608, ATTN: JAMES M. DAY/EMILY D. IVERSON BY OVERNIGHT COURIER THAT WE ELECT NOT TO EXTEND THIS LETTER OF CREDIT BEYOND THE INITIAL OR ANY EXTENDED EXPIRY DATE HEREOF. THIS STANDBY LETTER OF CREDIT SHALL NOT BE EXTENDED BEYOND 12/31/2027 WHICH WILL BE CONSIDERED THE FINAL EXPIRY DATE. ANY REFERENCE TO A FINAL EXPIRY DATE DOES NOT IMPLY THAT WELLS FARGO BANK, N.A. IS OBLIGATED TO EXTEND THIS CREDIT BEYOND THE INITIAL EXPIRY DATE OR ANY EXTENDED DATE HEREOF.

THIS LETTER OF CREDIT IS ISSUED SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES 1998, INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 590 ("ISP98"), WHICH IS INCORPORATED INTO THIS LETTER OF CREDIT BY REFERENCE. THIS LETTER OF CREDIT SHALL ALSO BE GOVERNED BY THE LAWS OF THE STATE OF NORTH CAROLINA TO THE EXTENT NOT INCONSISTENT WITH THE ISP98. BENEFICIARY AND ISSUER IRREVOCABLY AGREE TO EXCLUSIVE, PERSONAL JURISDICTION BY THE COURTS OF NORTH CAROLINA AND TO VENUE IN WAKE COUNTY, NORTH CAROLINA.

BENEFICIARY'S ACCEPTANCE OF THIS LETTER OF CREDIT SHALL CONSTITUTE ITS ACCEPTANCE OF ITS TERMS AND CONDITIONS HEREOF.

Very Truly Yours,

WELLS FARGO BANK, N.A.

By: ______________________________

Authorized Signature

The original of the Letter of Credit contains an embossed seal over the Authorized Signature.

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Please direct any written correspondence or inquiries regarding this Letter of Credit, always quoting our reference number, to **Wells Fargo Bank, National Association,** Attn: U.S. Standby Trade Services

at either 794 Davis Street, 2nd Floor
MAC A0283-023,
San Leandro, CA 94577-6922

or 401 N. Research Pkwy, 1st Floor
MAC D4004-017,
WINSTON-SALEM, NC 27101-4157

Phone inquiries regarding this credit should be directed to our Standby Customer Connection Professionals

1-800-798-2815 Option 1
(Hours of Operation: 8:00 a.m. PT to 5:00 p.m. PT)

1-800-776-3862 Option 2
(Hours of Operation: 8:00 a.m. EST to 5:30 p.m. EST)

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EXHIBIT A

IRREVOCABLE STANDBY LETTER OF CREDIT NO. IS0475136U

SIGHT DRAFT

TO: WELLS FARGO BANK, NATIONAL ASSOCIATION ("ISSUER")
401 N. RESEARCH PKWY,
WINSTON-SALEM, NC 27101
ATTN: STANDBY LETTER OF CREDIT DEPT.

PRESENTED: ____ IN PERSON ____ VIA COURIER AT ____________________, WINSTON-SALEM, NC

____ VIA FACSIMILE AT ___.___.____

DRAW AMOUNT: ______________________ USD ($__________)

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DRAWN, ON SIGHT, UNDER THAT IRREVOCABLE STANDBY LETTER CREDIT NO. IS0475136U (THE "LETTER OF CREDIT"). ISSUER IS DIRECTED TO WIRE THE FUNDS TO THE FOLLOWING ACCOUNT:

BANK: ____________________________
BANK ADDRESS: ____________________________
ACCOUNT NAME: KEYSTONE-CENTENNIAL II, LLC
ACCOUNT NO.: ____________________
ABA NO.: ____________________
CONTACT: JAMES C. LITTLE (919.747.7908)

THIS SIGHT DRAFT HAS BEEN EXECUTED THIS ______________, _______.

BENEFICIARY:

BY ITS MANAGER:

KEYSTONE CORPORATION,
A NORTH CAROLINA CORPORATION

BY: ___________________________ (SEAL)
NAME: _______________
TITLE: ______________________

____________________ COUNTY, NORTH CAROLINA

THE UNDERSIGNED NOTARY PUBLIC CERTIFIES THAT THE FOLLOWING PERSON(S) PERSONALLY APPEARED BEFORE ME THIS DAY, EACH ACKNOWLEDGING TO ME THAT HE OR SHE VOLUNTARILY SIGNED THE FOREGOING DOCUMENT FOR THE PURPOSE STATED THEREIN AND IN THE CAPACITY INDICATED:

____________________.

DATE: ____________________

____

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NOTARY PUBLIC

____

PRINTED NAME:

(OFFICIAL SEAL)

MY COMMISSION EXPIRES: ____________________________

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EXHIBIT B

TRANSFER REQUEST OF WELLS FARGO BANK, N.A. IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER: IS0475136U

TO: WELLS FARGO BANK, N.A.

DATE:______________________________

U.S. TRADE SERVICES
STANDBY LETTER OF CREDIT DEPARTMENT
794 DAVIS STREET, 2ND FLOOR, MAC A0283-023
SAN LEANDRO, CALIFORNIA 94577-6922

U.S. TRADE SERVICES
STANDBY LETTER OF CREDIT DEPARTMENT
401 N. RESEARCH PKWY, MAC-D4004-017
WINSTON-SALEM, NORTH CAROLINA 27101

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY OF THE ABOVE DESCRIBED LETTER OF CREDIT (THE "TRANSFEROR") HEREBY IRREVOCABLY TRANSFERS ALL ITS RIGHTS UNDER THE LETTER OF CREDIT AS AMENDED TO THIS DATE (THE "CREDIT") TO THE FOLLOWING TRANSFEREE (THE "TRANSFEREE"):

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____

NAME OF TRANSFEREE

____

ADDRESS

BY THIS TRANSFER, ALL RIGHTS OF TRANSFEROR IN THE LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE, AND THE TRANSFEREE SHALL BE THE SOLE BENEFICIARY OF THE LETTER OF CREDIT, POSSESSING ALL RIGHTS PERTAINING THERETO, INCLUDING, BUT NOT LIMITED TO, SOLE RIGHTS RELATING TO THE APPROVAL OF ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. YOU ARE HEREBY IRREVOCABLY INSTRUCTED TO ADVISE FUTURE AMENDMENT(S) OF THE LETTER OF CREDIT TO THE TRANSFEREE WITHOUT THE TRANSFEROR'S CONSENT OR NOTICE TO THE TRANSFEROR.

ENCLOSED ARE THE ORIGINAL LETTER OF CREDIT AND THE ORIGINAL(S) OF ALL AMENDMENTS TO DATE.

THE TRANSFEROR WARRANTS TO YOU THAT THIS TRANSFER AND THE TRANSACTION(S) HEREUNDER WILL NOT CONTRAVENE ANY FEDERAL LAWS OR REGULATIONS OF THE UNITED STATES NOR THE LAWS OR REGULATIONS OF ANY STATE THEREOF. PLEASE NOTIFY THE TRANSFEREE OF THIS TRANSFER AND OF THE TERMS AND CONDITIONS OF THE LETTER OF CREDIT AS TRANSFERRED. THIS TRANSFER WILL BECOME EFFECTIVE UPON WELLS FARGO BANK, N.A.'S WRITTEN NOTIFICATION TO THE TRANSFEREE THAT SUCH TRANSFER WAS EFFECTED.

____

(TRANSFEROR'S NAME)

BY:__________________________________

PRINTED NAME:__________________________

TITLE:________________________________

PHONE NUMBER:__________________________

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THE BANK SIGNING BELOW GUARANTEES THAT THE TRANSFEROR'S SIGNATURE IS GENUINE AND THAT THE INDIVIDUAL SIGNING THIS TRANSFER REQUEST HAS THE AUTHORITY TO DO SO:

____

(BANK'S NAME)

BY:___________________________________

PRINTED NAME:_________________________

TITLE:________________________________

[A CORPORATE NOTARY ACKNOWLEDGMENT OR A CERTIFICATE OF AUTHORITY WITH CORPORATE SEAL IS ACCEPTABLE IN LIEU OF A BANK GUARANTEE]

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EXHIBIT H

RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of these Rules and Regulations by, or otherwise with respect to the acts or omissions of, any other tenants or occupants of the Building.

(1)       The sidewalks, walks, plaza entries, corridors, concourses, ramps, staircases, escalators, and elevators shall not be obstructed or used by Tenant, or any person entering the Building under express or implied invitation of Tenant, for any purpose other than ingress and egress to and from the Premises. Except for those used in connection with Tenant's research being conducted at the Premises, no vehicle shall be brought into the Building or kept on the Premises without Landlord's prior written consent.

(2)       After the Rent Commencement Date, no freight, furniture, or bulky matter (not in the ordinary course of business) of any description shall be received into the Building or carried into the elevators except in such a manner, during such hours, and using such elevators and passageways as may be reasonably approved by Landlord, and then only upon having been scheduled in advance. Any hand trucks, carryalls, or similar appliances used for the delivery or receipt of merchandise or equipment shall be equipped with rubber tires, side guards and such other safeguards as Landlord shall require.

(3)       At the time of Tenant Upfit or any Alterations, Landlord shall have the right to prescribe the weight, position, and manner of installation of safes, concentrated filing/storage systems, or other heavy equipment which shall, if considered necessary by Landlord, be installed in a manner, which may require reinforcement of the Building's structure (at Tenant's cost and expense) to insure satisfactory weight distribution. All damage done to the Building by reason of a safe or any other article of Tenant's office equipment being on the Premises shall be repaired at the expense of Tenant. The time, routing, and manner of moving safes or other heavy equipment shall be subject to Landlord's reasonable prior written approval.

(4)       Only persons reasonably authorized by Landlord shall be permitted to furnish towels, barbering, shoe shining, floor polishing in the Common Areas and other similar services and concessions to Tenant, and only at hours and under regulations fixed by Landlord.

(5)       Tenant shall not at any time, cause or allow the placement, leaving or discarding of any rubbish, paper, articles or objects of any kind whatsoever outside the doors of the Premises or in the corridors or passageways of the Building.

(6)       Landlord shall have the right to prohibit any advertising by Tenant which, in Landlord's opinion, tends to impair the reputation of the Building or its desirability for offices, and, upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

(7)       Tenant shall not place, or cause or allow to be placed, any signage, lettering or graphics whatsoever, in or about the Premises except in and at such places as may be designated by Landlord and consented to by Landlord in writing, prior to the installation of such signage, lettering or graphics. All signage, lettering, and graphics on corridor doors and walls shall conform to the Building standard prescribed by Landlord. Any signage, lettering, or graphics located in the Premises that is visible to the public must be approved, in writing, by Landlord prior to installation thereof. Tenant may display trademarks on interior walls and doors of the Premises.

(8)       Canvassing, soliciting or peddling in the Building is prohibited and Tenant shall cooperate to prevent same.

(9)       Landlord shall have the right to exclude any person from the Building other than during customary business hours for unlawful, lewd behavior, or unreasonable disturbance, and any person in the Building shall be subject to identification by employees and agents of Landlord. All persons in or entering the Building shall be required to comply with the security policies of the Building. If Tenant desires any additional security services for the Premises, Tenant shall have the right (only with the advance written consent of Landlord) to obtain such additional services at Tenant's sole cost and expense. Tenant shall keep doors to unattended areas locked and shall otherwise exercise reasonable precautions to protect property in the Building and the Premises from theft, loss or damage.

(10)       Except for service providers to Tenant that are involved in the conduct of Tenant’s business, including, but not limited to manufacturing workers, only workers employed, designated, or reasonably approved by Landlord may be employed for repairs, installations, alterations, painting, material moving and other similar work that may be done to the Premises.

(11)       Tenant shall not do or allow any cooking or conduct any restaurant, luncheonette, automat or cafeteria for the sale or service of food or beverages to its employees or to others, nor shall Tenant provide any vending machines in the Common Areas without Landlord's prior written consent. Tenant may, however, provide, at Tenant's cost and expense, microwave oven(s), refrigerator(s) and coffee machine(s) in a designated break room/area(s) of the Premises for use by Tenant's employees and invitees.

(12)       Except as otherwise expressly provided in Exhibit I, Tenant shall not bring, or cause or allow to be brought or kept in or on the Premises, the Building or the Campus, any bleach, inflammable, combustible, corrosive, caustic, odorous, poisonous, toxic or explosive substance or any substance deemed to be a hazardous or toxic material under any applicable environmental law or regulation.

(13)       Tenant shall not mark, paint, drill into or in any way deface any part of the Building or the Premises. No boring, driving of nails or screws, cutting or stringing of wires shall be permitted, except with Landlord's prior written consent, and as Landlord may direct; provided, however, that Tenant shall be permitted to install or hang usual and customary office artwork and dryboards without Landlord's prior written consent. Tenant shall not install coat hooks, identification plates or anything else on doors nor any resilient tile or similar floor covering in the Premises except Landlord's reasonable prior written approval. The use of cement or other similar adhesive material is expressly prohibited.

(14)       Tenant shall not place any additional locks or bolts of any kind on any door in the Building or the Premises or change or alter any lock on any door therein in any respect without Landlord’s prior reasonable approval. Landlord shall furnish two (2) keys for each lock on exterior doors to the Premises, and two (2) keys (conventional or card type) for one (1) or more exterior doors to the Building, and shall, on Tenant's request and at Tenant's expense, provide additional duplicate keys. Tenant shall not make any duplicate keys. All keys shall be returned to Landlord upon the termination of this Lease, and Tenant shall give to Landlord the explanation of the combination of all safes, vaults, and combination locks in the Premises. Landlord may at all times keep a pass key to the Premises. All entrance doors to the Premises shall be left locked when the Premises are not in use.

(15)       Tenant shall give reasonably prompt notice to Landlord in case of its discovery of any theft, unauthorized solicitation or accident in the Premises or in the Building or of defects therein or in any fixtures or equipment, or of any known emergency in the Building.

(16)       Tenant shall place a water-proof tray under all plants in the Premises and shall be responsible for any damage to the floors, carpets, and/or any other damage caused by over-watering such plants.

(17)       Tenant shall not use the Premises or allow the Premises to be used for photographic, multilith, multigraph or digital reproductions, except in connection with its own business and not as a service for others, without Landlord's prior written permission.

(18)       Tenant shall not use or permit any portion of the Premises to be used for any uses other than those specifically granted in Tenant's Lease.

(19)       Tenant shall not advertise for laborers (i.e. those who perform physical labor outdoors) giving the Premises as an address, nor pay such laborers at a location in the Premises.

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(20)       Employees of Landlord or Landlord's agent(s) shall not perform any work or do anything outside of their regular duties, unless under special instructions from Landlord or Landlord's agent(s).

(21)       Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law, regulation or code business machines and mechanical and electrical equipment belonging to Tenant which cause noise, vibration, electrical or magnetic interference, or any other nuisance that may be transmitted to the structure or other portions of the Building or to the Premises to such a degree as to be objectionable to Landlord or which interfere with the use or enjoyment by other tenants of their Premises or the public portions of the Building, shall be placed and maintained by Tenant, at Tenant's expense, in settings of cork, rubber, spring type or other vibration eliminators sufficient to eliminate noise or vibration.

(22)       Omitted.

(23)       No solar screen materials, awnings, draperies, shutters or other interior or exterior window coverings that are visible from the exterior of the Building or from the exterior of the Premises within the Building may be installed by Tenant.

(24)       Omitted.

(25)       No portion of the Premises or any other part of the Building shall at any time be used or occupied as sleeping or lodging quarters.

(26)       For purposes of this Lease, holidays shall be deemed to mean and include the following: (a) New Year's Day; (b) Memorial Day; (c) Independence Day; (d) Labor Day; (e) Thanksgiving Day and the Friday following; and (f) Christmas Day. If any such holiday occurs on a weekend, then the holiday shall be the day such holiday is legally observed.

(27)       Tenant shall at all times keep the Premises neat and orderly.

(28)       Tenant shall use no other method of heating or cooling than that supplied by Landlord or approved by Landlord.

(29)       Omitted.

(30)       The toilet rooms, urinals, wash bowls and other plumbing apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. Furthermore, no acid(s), chemical(s) or Hazardous or Toxic Materials shall be poured or placed into any laboratory sink, drain or other plumbing apparatus.

(31)       Tenant shall keep corridor and lobby doors closed when not in use.

(32)       All permitted alterations and additions to the Premises must conform to applicable building and fire codes. Other than Landlord’s work in delivering the initial Tenant Upfit, Tenant shall obtain prior approval from applicable building and fire officials and, as contemplated by Section 7, Landlord with respect to any such modifications and shall deliver "as-built" plans therefor to the property manager for the Building on completion.

(33)       It is the intent of both Landlord and Tenant that any portion of the Premises visible to the public hold a high quality professional image at all times. If, at any time during the Term, Landlord or Landlord's agent deems such visible area to hold less than a high quality professional image, Landlord shall advise Tenant of desired changes to be made to such area to conform to the intent of this paragraph. Within three business days, Tenant shall cause the desired changes to be made, or present Landlord with a plan for accomplishing such changes. Tenant shall have such additional time as is reasonably required to implement the plan, not to exceed two months; provided, however, that if Tenant is not diligently pursuing the plan for accomplishing such changes within 10 business days, or does not implement the plan within two months, then Landlord may provide draperies or blinds for the glassed area at Tenant's expense, and Tenant shall keep such draperies or blinds closed at all times.

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(34)       Any carpet and wall coverings located in the Premises that is visible to the public must be consistent in color and style with the carpet and wall coverings located in the lobby area of the Building and must be reasonably approved by Landlord prior to installation. This rule shall not apply to any space located on a floor of the Building where Tenant has leased all of the rentable space for that floor.

(35)       The Building has been designated a "non-smoking" building. Tenant, and all persons entering the Building under the express or implied invitation of Tenant are prohibited from smoking in the common areas both inside and outside of the Building, except in those areas outside the Building designated as smoking areas by Landlord.

(36)       No animals, except for "service animals" trained to assist disabled persons, shall be brought or kept in or about the Premises or the Building without Landlord's prior written consent.

(37)       Tenant shall not play or allow the playing or the generation of (i) any music or loud noise in the common areas of the Building without Landlord's prior written consent and/or (ii), any loud music or loud noise in the Premises, as determined by Landlord in Landlord's sole discretion.

(38)       Tenant shall not cause or allow any odors and/or fumes deemed obnoxious or otherwise unreasonable by Landlord, in Landlord's sole discretion, to permeate or emanate from the Premises.

(39)       Tenant shall not bring, or cause or allow to be brought, any firearms, ammunition, or weapons of any kind, whether concealed or otherwise, into the Building at any time.

(40)       Landlord reserves the right to rescind, amend, and add Building Rules, and to waive Building Rules with respect to any tenant or tenants.

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EXHIBIT I

ITEMIZED INVENTORY OF HAZARDOUS SUBSTANCES

Material Name	Amount Stored

Peridox	12 gallons
LpH	12 gallons
70% IPA	330 gallons
Bleach Sodium Hypochlorite	25 gallons
100% Ethanol	32 Liters
100% IPA	20 Liters
CO2	14 @ 50 pound cylinders
LN2	6 @ 240 liter dewars
Compressed Air	2 @ 312 cubic feet
Formaldehyde Solution	3 Liters
Hydrochloric Acid 0.1 N	1 liter
Sodium Hydroxide Solution 1 OM	1 liter
Gram Decolorizer	1 liter
Methanol, CHROMASOLV for HPLC .::99.9%	200 ml

EXHIBIT J

RADIOACTIVE MATERIALS/RADIOACTIVE EQUIPMENT REQUIREMENTS

Conditions of Use: Ionizing Radiation Producing Equipment and Radioactive Materials

Tenant shall be responsible for performing all actions associated with licensing or registration and for all activities associated with compliance with the rules and regulations in the "North Carolina Regulations for Protection Against Radiation" ("15A NCAC 11"). License applications or equipment registration activities are strictly between Tenant and the State of North Carolina Radiation Protection Section. Landlord in no way serves as an agent for Tenant in this regard nor shall Landlord be responsible for furnishing any special Building features or services to support these activities.

Tenant shall be responsible for providing the NCSU Radiation Safety Division with a copy of its current licenses/registrations and any other requested documentation. The NCSU Radiation Safety Division may visit the Premises or inspect the activities of Tenant with respect to these licenses and/or registered activities. Upon termination of this Lease, Tenant is solely responsible for removing or transferring all such registered or licensed devices or material at Tenant's sole cost and expense.

Tenant shall be responsible for developing emergency plans and notification procedures as required by federal, state, or municipal agencies and for supplying copies of these approved documents to Landlord.

I.	Ionizing Radiation Producing Equipment

Tenant shall be responsible for ensuring that Ionizing Radiation Producing Equipment, such as x-ray units, electron microscopes, gas chromatographs with electron capture devices, and particle accelerators, etc., are procured, registered or licensed, and used in full compliance with the rules and regulations published in the most current version of 15A NCAC 11, and the conditions of use as listed below.

II.	Radioactive Materials

(A)	Licensed Radioactive Materials. Tenant shall be responsible for ensuring that Licensed Radioactive Materials are procured and used in full compliance with the "General Licensing" provisions of the U.S. Nuclear Regulatory Commission as adopted by the State of North Carolina in 15A NCAC 11. Tenant shall comply fully with all aspects of the General License requirements, and Tenant expressly acknowledges and agrees that all licenses for the use of radioactive materials shall be reviewed and approved by the NCSU Radiation Safety Division prior to submittal to the State of North Carolina Radiation Protection Section.

(B)	Radioactive materials covered as either source material exempt (15A NCAC 11.0302) or as exempt quantities other than source material (15A NCAC 11.0304) or under a specific license (including License of Broad Scope). Tenant shall be responsible for ensuring that radioactive material in this category is procured, used, transferred, and disposed of in full compliance with the rules and regulations published in the most current version of the 15A NCAC 11 and that all licenses for use of radioactive material or registration of radiation producing devices are reviewed by the NCSU Radiation Safety Division prior to submittal to North Carolina Radiation Protection Section. Landlord also specifically requires that:

(i)	Tenant's use will not result in any disposal of radioactive materials to the sanitary sewer or to the atmosphere in excess of permit limits (under EPA, NRC, and NC DENR). Landlord requires that this be a condition of the license application. Other Landlord requirements may apply.

(ii)	Tenant shall dispose of all radioactive waste in accordance with all license conditions, and in accordance with all applicable NCSU requirements. On-site storage of radioactive waste generated by Tenant shall be limited, pursuant to license conditions and subject to approval by NCSU. The disposal methods for this material must be documented in the radiation safety program and license application.

(iii)	Tenant shall be responsible for ensuring that its use is consistent with any other permits and/or agreements between NCSU, the State of North Carolina and/or the United States Environmental Protection Agency related to protection of the environment.

(iv)	Landlord will not consider this Lease terminated or expired until Tenant demonstrates, or, at Landlord's option, Tenant obtains, at Tenant's sole cost and expense, an independent, third-party, duly licensed, expert (i.e., having at least five (5) years' experience, hereinafter, a "qualified expert") certification, that all radioactive material has been removed from the Premises and that any remaining radioactive contamination is not in excess of acceptable limits (15A NCAC 11), including from all surfaces and from within hoods and sinks and associated conduits. Landlord also reserves the right to hire, at Tenant's sole cost and expense, a second qualified expert to take any measurements as such qualified expert may deem necessary with regard to determining whether all radioactive material has been removed and whether any remaining contamination is in excess of acceptable limits, which may include the review of previous qualified expert certifications.

III	Non-ionizing Radiation Producing Equipment

Non-ionizing radiation producing equipment, including lasers and microwave sources, shall comply with North Carolina regulations and the appropriate American National Standards Institute standards, e.g., ANSI Z136 for lasers. Tenant is responsible for providing the NCSU Radiation Safety Division (or other appropriate entity(ies)) with a current written inventory of all such equipment. The Radiation Safety Division may require copies of pertinent documents demonstrating compliance with appropriate regulations. Tenant shall supply copies thereof to Landlord.

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EXHIBIT K

LEASE MEMORANDUM

Prepared By & Hold For: Burns, Day & Presnell, PA (JMD) - Box 35

NORTH CAROLINA

WAKE COUNTY	MEMORANDUM OF LEASE

Pursuant to that unrecorded Lease Agreement dated January 17, 2017 (the "Lease"), Keystone-Centennial II, LLC, a North Carolina limited liability company, as Landlord, in consideration of the rents and other considerations specified in the Lease, has leased to Argos Therapeutics, Inc., a Delaware corporation, as Tenant, certain space in that building located at 1010 Main Campus Drive in Raleigh, North Carolina, (the "Premises"). The term of the Lease commences on the date of this instrument and ends on or about August 15, 2027; provided that Tenant also has two options to extend the Lease, for an additional five years each.

Unless otherwise required by then beneficiary (which shall be evidenced in an agreement signed by that beneficiary), Tenant's rights under the Lease will be subordinate to the lien of that beneficiary's deed of trust which encumbers the Premises (the "Deed of Trust") whether the Deed of Trust is currently a lien on the Premises or subsequently becomes a lien on the Premises. No further agreements or documents shall be required to render the Lease and Tenant's rights subordinate to the Deed of Trust.

This Memorandum is not a complete summary of the Lease Agreement and is subject to all the conditions, terms, and provisions of that document, which is incorporated into this instrument by this reference. Provisions in the Memorandum shall not be used in interpreting the Lease. In the event of conflict between the Memorandum and the Lease, the Lease shall control.

Upon a valid termination of the Lease, for whatever reason, Landlord shall be entitled to record a notice of that termination on its own signature.

[Signatures on Next Two Pages]

IN WITNESS WHEREOF, the undersigned have executed, sealed, and delivered this instrument as of the date first above written.

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EXHIBIT L

GENERATOR

Subject to the terms of this Exhibit and the provisions of Section 7 not otherwise in conflict with this Exhibit, during the Term Tenant shall have the right to install and operate a generator (the "Generator") as a backup power source to serve its Premises. Tenant’s rights to install and operate the Generator are expressly subject to the following conditions:

(a) Tenant shall install the Generator in the Common Area at the location reflected on the schematic attached to this Exhibit and otherwise in accordance with the plans and specs reasonably approved by the Landlord. As a condition of its approval, Landlord may, in its discretion, require Tenant, at Tenant’s sole expense, to adequately screen the Generator from view (the design of the screening to be subject to Landlord’s reasonable prior written approval).

(b) Tenant, at its expense, shall be solely responsible for: (i) the installation, operation, and maintenance of the Generator and any required screening; (ii) obtaining and maintaining all required operating permits and governmental approvals; and (iii) otherwise complying with all applicable legal requirements relating to the Generator. Tenant shall also promptly repair any damage to the Building, Common Areas, and/or Premises caused by the installation, operation, or maintenance of the Generator.

(c) The Generator shall remain Tenant’s property throughout the Term and Tenant shall maintain full replacement value insurance to protect its interest. Tenant shall also be responsible for any additional insurance and/or increase in insurance premiums incurred by Landlord as a result of the installation of the Generator.

(d) Tenant’s access to the Generator shall be subject to such reasonable conditions imposed by Landlord.

(e) Tenant’s rights under this Exhibit shall not unreasonably interfere with the other tenants' use of their respective premises in the Building.

(f) Landlord, at its expense (except where necessitated by any applicable legal requirement or governmental authority, where it will be Tenant’s expense), shall have the right, on not less than five days' prior written notice (except in the event of an emergency, in which event no notice shall be required) to relocate the Generator, provided that Landlord must provide backup power during such relocation if not being done pursuant to a legal requirement or governmental authority. Tenant shall cooperate with Landlord in all reasonable respects relating to any such relocation.

(g) Upon termination of this Lease, the Generator shall remain with the Premises and become Landlord's personal property.

(h) The rights granted under this Exhibit are not separately assignable; but may only be assigned in connection with a permitted assignment of this Lease.

EXHIBIT M

ELECTRIC/HVAC SERVICES - COST ALLOCATIONS

The Building is a LEED-certified building and includes a building management system ("BMS") which separately monitors usage for the electrical system and the HVAC system serving the Building (the "Monitored Services"). The Monitored Services include: (a) natural gas, electrical service, and chilled water service used to provide conditioned air (collectively, the "HVAC Services"); and (b) electrical service for lighting and other office/lab purposes (e.g., phones, copiers, computers, lab equipment, and the like, collectively, the "Lighting/Equipment Electrical Services"). The BMS will effectively measure usage of the Monitored Services for the common areas of the Building and all of the rentable space in the Building (the "Rentable Space") through the use of a combination of sub-meters and monitors which are located in the HVAC ducts and units throughout the Rentable Space. (Note that a given area monitored by a single monitor may not be limited to one tenant's space; i.e., the individually monitored area may include all or portions of multiple tenant spaces.) The usage data generated by the BMS will be used to allocate the costs for the Monitored Services (the "Allocable Costs") to the Rentable Space and the Common Areas.

Based on the design of the Premises, Tenant's share of the Allocable Costs (as defined below) shall include costs for the following:

•	100% of the chilled water service and electrical service portions of the HVAC Services usage allocated by the BMS to that roof-top HVAC unit(s) only serving the Phase III Space. (Each of these HVAC units shall be separately monitored by the BMS.)

•	100% of the natural gas service portion of the HVAC Services usage allocated by the BMS to that roof-top HVAC unit(s) only serving the Phase III Space. (This portion of the HVAC Services shall be separately metered.)

•	100% of the Lighting/Equipment Electrical Services usage allocated by the BMS to each Phase of the Premises. (The Lighting/Equipment Electrical Services for each Phase of the Premises shall be separately metered.)

•	Tenant's allocable share of the HVAC s Services usage allocated by the BMS to the HVAC unit(s) serving the space which includes the Phase I Space, the Phase II Space, and other Rentable Space. (Each discrete portion of this shared area (e.g. the Phase II Space) shall be separately monitored by the BMS and the usage for this HVAC unit(s) allocated between the tenants of the Shared HVAC Space based on those tenants' relative usage.)

The natural gas service, the electrical service, and the chilled water service included in the Monitored Services will be in Landlord's name and there will be a single, master-meter for the entire Building for each of these utility services. Landlord will receive a monthly bill from each utility service provider (i.e., NCSU and PSNC) for each master-meter (each a "Utility Bill"). Unless separately metered, the total amount due reflected on each Utility Bill shall be allocated, on a pro rata basis, to the Rentable Space based on the usage data generated by the BMS, with the balance of the usage reflected in the BMS being allocated to the Common Areas. Each calendar month, Landlord will send an electronic statement (the "Utility Statement") to Tenant showing the Allocable Costs due from Tenant. Each Utility Statement will include electronic copies: (i) each applicable Utility Bill; (ii) the report generated by the BMS for the usage reflected in each of those Utility Bills; and (iii) Landlord's calculations used in calculating the Tenant's Allocable Costs. Tenant shall pay the Allocable Costs due from it to Landlord within 20 days after Tenant's receipt of each Utility Statement.

For avoidance of doubt, the Utility Statements shall not include:

(a) Any of the costs charged by a Tenant's Provider, such costs to be Tenant's sole responsibility.

(b) That portion of the Allocable Costs allocable to the Common Areas or any charges for water or sewage services, all of which shall be included in "Expenses" and charged to Tenant pursuant to Section 5.3.

EXHIBIT N

TENANT’S LIST OF PERSONAL PROPERTY

•	All manufacturing equipment
•	All quality control equipment located within the Phase II Space
•	All furniture
•	All office equipment
•	All other items that are not attached to the Premises, including biosafety cabinets
•	All equipment that incorporates Tenant’s intellectual property
•	All items identified to be removed by Tenant in the Approved Plans & Specs, Change Orders, and/or Alteration approvals